UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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Oscar Health, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Notice & Proxy
Statement
Annual Meeting of Stockholders
June 6, 2024
10:00 a.m. (Eastern time)
OSCAR HEALTH, INC.
75 VARICK STREET, 5TH FLOOR
NEW YORK, NEW YORK 10013

April 25, 2024
To Our Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Oscar Health, Inc. at 10:00 a.m. Eastern time on Thursday, June 6, 2024. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 4 of the proxy statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

Mark T. Bertolini
Chief Executive Officer and Director

OSCAR HEALTH, INC. 75 Varick Street, 5th Floor New York, New York 10013 NOTICE OF ANNUAL
MEETING OF
STOCKHOLDERS
TO BE HELD
THURSDAY, JUNE 6, 2024
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
The Annual Meeting of Stockholders (the “Annual Meeting”) of Oscar Health, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. Eastern time on Thursday, June 6, 2024. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OSCR2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

To elect Mark T. Bertolini, Jeffery H. Boyd, William Gassen III, Joshua Kushner, Laura Lang, David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser, and Vanessa A. Wittman as directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our common stock as of the close of business on April 10, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to the Secretary, at corporate@hioscar.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
By Order of the Board of Directors

Melissa Curtin
Senior Vice President, Deputy General Counsel and Corporate Secretary
April 25, 2024

OSCAR HEALTH, INC.
75 Varick Street, 5th Floor
New York, New York 10013
Proxy Statement
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 6, 2024 This proxy statement and the 2023 Annual Report are available at http://www.proxyvote.com

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Oscar Health, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 6, 2024 (the “Annual Meeting”), at 10:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OSCR2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our Class A common stock, $0.00001 par value per share (the “Class A common stock”), and our Class B common stock, $0.00001 par value per share (the “Class B common stock” and, together with the Class A common stock, the “common stock”), as of the close of business on April 10, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 201,466,384 shares of Class A common stock and 35,514,201 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to 20 votes on any matter presented to stockholders at the Annual Meeting. The holders of Class A common stock and Class B common stock will vote together as a single class on all matters to be presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2023 (the “2023 Annual Report”) will be released on or about April 25, 2024 to our stockholders on the Record Date.

In this proxy statement, “Oscar”, “Company”, “we”, “us”, and “our” refer to Oscar Health, Inc.

Proposals
At the Annual Meeting, our stockholders will be asked:
   •   To elect Mark T. Bertolini, Jeffery H. Boyd, William Gassen III, Joshua Kushner, Laura Lang, David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser, and Vanessa A. Wittman as directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
   •   To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

Oscar Health, Inc.	1	2024 Proxy Statement

   •   To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
   •   To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board of Directors

The Company’s board of directors (the “Board of Directors” or the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
   •   FOR the election of Mark T. Bertolini, Jeffery H. Boyd, William Gassen III, Joshua Kushner, Laura Lang, David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser, and Vanessa A. Wittman as directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
   •   FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
   •   FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

Information About This Proxy Statement

Why You Received This Proxy Statement. You are viewing or have received these proxy materials because Oscar’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Oscar is making this proxy statement and its 2023 Annual Report available to its stockholders electronically via the Internet. On or about April 25, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received

Oscar Health, Inc.	2	2024 Proxy Statement

contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Oscar Health, Inc.	3	2024 Proxy Statement

Questions and Answers About the 2024 Annual Meeting of Stockholders
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 10, 2024. You are entitled to vote at the Annual Meeting only if you were a holder of record of Class A common stock or Class B common stock at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A common stock is entitled to one vote and each outstanding share of Class B common stock is entitled to 20 votes on all matters presented at the Annual Meeting. The holders of Class A common stock and Class B common stock will vote together as a single class on all matters presented to stockholders at the Annual Meeting. At the close of business on the Record Date, there were 201,466,384 shares of Class A common stock and 35,514,201 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?	A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online, or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?
Oscar has decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting online only if you are an Oscar stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/OSCR2024. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be

Oscar Health, Inc.	4	2024 Proxy Statement

able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders. In addition, in the absence of a quorum, if the Board of Directors so determines, the stockholders may adjourn the meeting by the affirmative vote of a majority of the voting power present in person or represented by proxy of the outstanding shares of common stock entitled to vote thereon.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

How do I vote?	Stockholders of Record. If you are a stockholder of record, you may vote:

by Internet You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;	by Telephone You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;	by Mail You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail; or
Electronically at the Meeting
If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time, on June 5, 2024. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Oscar Health, Inc.	5	2024 Proxy Statement

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
   •   by submitting a duly executed proxy bearing a later date;
   •   by granting a subsequent proxy through the Internet or telephone;
   •   by giving written notice of revocation to the Secretary of Oscar prior to the Annual
Meeting; or
   •   by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Who will count the votes?	A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Oscar Health, Inc.	6	2024 Proxy Statement

Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/OSCR2024. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/OSCR2024.

Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
   •   irrelevant to the business of the Company or to the business of the Annual Meeting;
   •   related to any pending, threatened or ongoing litigation;
   •   related to personal grievances;
   •   derogatory references to individuals or that are otherwise in bad taste;
   •   substantially repetitious of questions already made by another stockholder;
   •   in excess of the two question limit;
   •   in furtherance of the stockholder’s personal or business interests; or
   •   out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in his or her reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

Oscar Health, Inc.	7	2024 Proxy Statement

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the ten nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the cases of the proposals regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP or the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner, and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

Oscar Health, Inc.	8	2024 Proxy Statement

Proposals to be Voted on
Proposal 1: Election of Directors
At the Annual Meeting, ten directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation, or removal.
We currently have ten directors on our Board of Directors. Our current directors, who are also our director nominees for election at the Annual Meeting, are Mark T. Bertolini, Jeffery H. Boyd, William Gassen III, Joshua Kushner, Laura Lang, David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser, and Vanessa A. Wittman. The Board has nominated each of the foregoing director candidates to serve as directors until the 2025 Annual Meeting.
In accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, all director nominees will stand for election for one-year terms that expire at the following year’s annual meeting. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors, subject to the rights of holders of any series of preferred stock. Subject to the rights of the holders of any series of preferred stock then outstanding in respect of preferred stock directors, any director may be removed with or without cause only by an affirmative vote of at least two-thirds of the voting power of all the outstanding shares of stock entitled to vote generally in the election of directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as directors of the persons whose names and biographies appear below. In the event that any of Mr. Bertolini, Mr. Boyd, Mr. Gassen, Mr. Kushner, Ms. Lang, Mr. Plouffe, Mr. Robinson, Mr. Sankaran, Mr. Schlosser, or Ms. Wittman should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.
Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the ten nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors
VOTE
The Board of Directors unanimously recommends a vote FOR the election of each of the below director nominees.
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The current members of the Board of Directors who are also nominees for election to the Board of Directors are as follows:
Name	Age	Served as a Director Since	Position with Oscar
Mark T. Bertolini	67	2023	Chief Executive Officer and Director
Mario Schlosser	45	2012	Co-Founder, President of Technology & Chief Technology Officer and Director
Joshua Kushner	38	2012	Co-Founder, Vice Chair of the Board and Director
Jeffery H. Boyd	67	2021	Chair of the Board
Siddhartha Sankaran	46	2021	Director
William Gassen III	43	2022	Director
Laura Lang	68	2022	Director
David Plouffe	56	2021	Director
Elbert O. Robinson, Jr.	47	2021	Director
Vanessa A. Wittman	57	2021	Director
The principal occupations and business experience, for at least the past five years, of each director nominee for election at the Annual Meeting are as follows:
Mark T. Bertolini
Mark T. Bertolini has served as our Chief Executive Officer and as a member of our Board of Directors since April 2023. Mr. Bertolini served as Co-Chief Executive Officer of Bridgewater Associates, LP (“Bridgewater”), a global investment management firm, from January 2022 to March 2023, and previously served as CEO of Aetna Inc., a managed health care company, from November 2010 to November 2018 and as Chairman of Aetna from April 2011 to November 2018. Before joining Aetna, Mr. Bertolini gained extensive experience across the healthcare industry in various executive roles at The Cigna Group, NYLCare Health Plans, and SelectCare, Inc. Mr. Bertolini serves as a director of Verizon Communications Inc., Thrive Global, and the FIDELCO Guide Dog Foundation, and previously served as a director of CVS Health Corporation from 2018 to 2020.
Mr. Bertolini holds a Bachelor of Science degree in Business from Wayne State University and a Master of Business Administration from Cornell University. We believe Mr. Bertolini’s extensive executive leadership, tech-forward thinking, and deep healthcare experience make him particularly qualified to serve as a member of our Board of Directors.

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Mario Schlosser
Mario Schlosser co-founded Oscar in October 2012, and has served as President of Technology since April 2023 and was additionally appointed as Chief Technology Officer in August 2023. Mr. Schlosser has also served as a Director since December 2012. Previously, Mr. Schlosser served as Chief Executive Officer from December 2012 to April 2023, leading the company from inception to serving over one million numbers across Individual & Family and Small Group health plans. In his current officer role, Mr. Schlosser leads product and engineering, data science and cybersecurity, with a focus on building Oscar’s technology platform for the future and continuing to set the strategy for +Oscar. Prior to Oscar, Mr. Schlosser co-founded Vostu, Ltd., a social gaming company in Latin America, where he led the company’s analytics and game design practices from August 2006 to November 2012. From August 2007 to March 2010, Mr. Schlosser served as a Senior Investment Associate at Bridgewater Associates, where he developed analytical trading models. Prior to joining Bridgewater Associates, Mr. Schlosser worked as a consultant for McKinsey & Company in Europe, the United States, and Brazil from November 2002 to May 2007.
Mr. Schlosser holds a degree in computer science with highest distinction from the University of Hannover and a Master of Business Administration from Harvard Business School. As a visiting scholar at Stanford University, Mr. Schlosser wrote and co-authored 10 computer science publications. We believe Mr. Schlosser’s perspective and experience from serving as a Co-Founder and Chief Executive Officer of various companies, including Oscar, as well as his technical acumen, make him particularly qualified to serve as a member of our Board of Directors.

Joshua Kushner
Joshua Kushner co-founded Oscar in October 2012, has served as a member of our Board of Directors since December 2012 and has served as Vice Chair of our Board of Directors since February 2021. Mr. Kushner is the Founder and Chief Executive Officer of Thrive Capital Management, LLC (“Thrive Capital”), a New York-based venture capital firm.
Mr. Kushner holds a Bachelor of Arts degree, majoring in Government, from Harvard College, and a Master of Business Administration from Harvard Business School. We believe Mr. Kushner’s experience as an investor in innovative technology companies makes him particularly qualified to serve as a member of our Board of Directors.

Oscar Health, Inc.	11	2024 Proxy Statement

Jeffery H. Boyd
Jeffery H. Boyd has served as Chair of our Board of Directors since February 2021. Since 2014, Mr. Boyd has served as Managing Director of Compleat Angler Capital, LLC, a strategic investment firm. Previously, Mr. Boyd served as Chief Executive Officer and President of Booking Holdings Inc. (“Booking”, formerly known as The Priceline Group, Inc.), an online travel company, from November 2002 to December 2013, as interim Chief Executive Officer from April 2016 to December 2016, and as Chairman of the Board from 2013 to 2020. Prior to joining Booking, Mr. Boyd served as Executive Vice President, General Counsel, and Secretary of Oxford Health Plans, Inc., a U.S. healthcare company, from 1995 to 1999. Mr. Boyd has served as a member of the board of directors of The Home Depot, Inc. since 2016. Mr. Boyd has also served as a member of the board of directors and lead independent director of Clear Secure, Inc. since September 2021.
Mr. Boyd holds a Bachelor of Arts degree from St. Lawrence University, majoring in Government, and a Juris Doctor from Cornell Law School. We believe Mr. Boyd’s extensive experience in healthcare, e-commerce, sales, and digital marketing, as well as proven leadership, corporate governance, and strategic management skills, makes him particularly qualified to serve as a member of our Board of Directors.

Siddhartha Sankaran
Siddhartha Sankaran has served as a member of our Board of Directors since February 2021. Mr. Sankaran also served as our Chief Financial Officer from March 2019 to March 2021, provided transitional services to Oscar from March 2021 to June 2021 and served as our Interim Chief Financial Officer from December 2022 to September 2023. Mr. Sankaran is currently the Managing Director and Group Chief Financial Officer of FWD Group Holdings Limited since September 2023 after serving as their Senior Advisor from June 2023 to September 2023. Mr. Sankaran has also had a number of executive roles in the insurance industry, including as the Chairman and Chief Executive Officer of SiriusPoint Ltd., a global (re)insurance company, from March 2021 to May 2022. He also served as a member of the board of directors of Third Point Reinsurance Ltd., the predecessor to SiriusPoint, from August 2019 to February 2021, including as its chairman from August 2020 to February 2021. Prior to that, Mr. Sankaran served as Executive Vice President and Chief Financial Officer of American International Group, Inc. (“AIG”), a global insurance company, from February 2016 to December 2018. Mr. Sankaran also served as Executive Vice President and Chief Risk Officer at AIG from November 2010 to February 2016. Prior to AIG, he was a Partner at Oliver Wyman, a global management consultancy.
Mr. Sankaran holds a Bachelor of Mathematics degree, majoring in actuarial science, with distinction from the University of Waterloo. We believe Mr. Sankaran’s extensive leadership and financial and risk-management experience makes him particularly qualified to serve as a member of our Board of Directors.

Oscar Health, Inc.	12	2024 Proxy Statement

William Gassen III
William Gassen III has served as a member of our Board of Directors since December 2022. Mr. Gassen has been the President and Chief Executive Officer of Sanford Health, an integrated health system serving communities across the upper Midwest, since November 2020 and is an ex officio member of Sanford Health’s Board of Trustees. In addition, he previously served in a number of leadership roles for Sanford Health over a ten- year period including Chief Administrative Officer, Chief Human Resources Officer, and Corporate Counsel. Mr. Gassen is a former healthcare litigator and is a current member of the State Bar of South Dakota. Mr. Gassen has served on the board of directors of the American Hospital Association since January 2024 and previously served on the Association's Health Systems Committee.
Mr. Gassen holds a Bachelor of Science degree, majoring in criminal justice and religious studies, and a Juris Doctor, both from the University of South Dakota. We believe Mr. Gassen’s healthcare industry experience makes him particularly qualified to serve as a member of our Board of Directors.

Laura Lang
Laura Lang has served as a member of our Board of Directors since December 2022. Ms. Lang has served as the Managing Director of Narragansett Ventures, LLC, a strategic advisory firm focused on digital business transformation and growth investing, since January 2014. Since November 2018, Ms. Lang has also served as an adviser to L Catterton. Ms. Lang was the Chief Executive Officer of Time Inc., one of the largest branded media companies in the world, from January 2012 until December 2013. From 2008 until she joined Time Inc. in 2012, Ms. Lang was Chief Executive Officer of Digitas Inc., a global marketing and technology agency and unit of Publicis Groupe S.A. In addition, she headed the company’s pure-play digital agencies, including Razorfish, Big Fuel, Denuo and Phonevalley. Ms. Lang currently serves as a member of the Board of Directors and the Talent and Compensation and Finance committees of V. F. Corporation, an international apparel and footwear company. She also serves on the Board of Directors and the Compensation and Audit Committees of Vroom Inc, an e-commerce auto retailer. She previously served as a member of the Board of Directors of Care.com Inc., Nutrisystem, Inc., and Benchmark Electronics, Inc.
Ms. Lang holds a Bachelor of Arts from Tufts University, majoring in political science, and a Master of Business Administration from the Wharton School of the University of Pennsylvania. We believe that Ms. Lang’s extensive financial and executive experience, including on compensation committees, makes her particularly qualified to serve as a member of our Board of Directors.

Oscar Health, Inc.	13	2024 Proxy Statement

David Plouffe
David Plouffe has served as a member of our Board of Directors since February 2021. Mr. Plouffe served as President, Policy and Advocacy of the Chan Zuckerberg Initiative (“CZI”), a charitable organization established by Priscilla Chan and Facebook founder Mark Zuckerberg, from January 2017 to November 2019. Prior to joining CZI, Mr. Plouffe served as Senior Vice President of Policy and Strategy of Uber Technologies, Inc. (“Uber”), a technology-driven transportation company, from August 2014 to January 2017. Before Uber, Mr. Plouffe served in The White House as Senior Advisor to former U.S. President Barack Obama from January 2011 to January 2013 and as Campaign Manager for President Obama’s historic campaign victory in 2008. Prior to the Obama White House years, Mr. Plouffe managed and served as the strategist in election efforts of U.S. senators, governors, members of congress, and mayors, and served as the Deputy Chief of Staff to the House Democratic leader on Capitol Hill. Mr. Plouffe has served as a member of the board of directors of the Obama Foundation, a nonprofit organization founded by First Lady Michelle Obama and President Barack Obama, since January 2014, and currently serves on the boards of directors of a number of other nonprofit organizations.
Mr. Plouffe holds a Bachelor of Arts degree, majoring in Political Science and Government, from the University of Delaware. We believe Mr. Plouffe’s extensive experience in public policy and advocacy makes him particularly qualified to serve as a member of our Board of Directors.

Elbert O. Robinson, Jr.
Elbert (“Robbie”) O. Robinson, Jr. has served as a member of our Board of Directors since February 2021. Mr. Robinson is the Co-Founder and Chief Executive Officer of Pendulum Holdings LLC (“Pendulum”), an inclusive and strategic growth investing and advisory platform that seeks to reimagine how great companies are built and who gets to build them, which he founded in September 2019. Prior to founding Pendulum, Mr. Robinson served as a Partner of BDT & MSD Partners a merchant bank he joined in May 2009. Mr. Robinson began his career with Goldman, Sachs & Co., where he spent several years working in various investment, advisory, and financing capacities. Mr. Robinson serves on the boards of a number of nonprofit organizations, including, since December 2022, the Royal Trust Academy.
Mr. Robinson holds a Bachelor of Arts degree, majoring in Political Science, from Morehouse College. We believe Mr. Robinson’s extensive leadership and investment experience makes him particularly qualified to serve as a member of our Board of Directors.

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Vanessa A. Wittman
Vanessa A. Wittman has served as a member of our Board of Directors since February 2021. Ms. Wittman was the Chief Financial Officer of Glossier, Inc. (“Glossier”), an online beauty product company, from April 2019 to April 2022, and served as an Advisor until December 2022. Prior to Glossier, Ms. Wittman served as Chief Financial Officer of Oath Inc., a digital media company, from January 2018 to January 2019. Ms. Wittman served as Chief Financial Officer of Dropbox, Inc., a cloud storage and collaboration company, from February 2015 to October 2016, and as Chief Financial Officer of Motorola Mobility Holdings, Inc., a consumer electronics and telecommunications company, from March 2012 to February 2015. From October 2008 to March 2012, Ms. Wittman served as Executive Vice President and Chief Financial Officer of Marsh & McLennan Companies, a global professional services company. Prior to Marsh & McLennan Companies, Ms. Wittman held a number of other senior finance roles during her career. Ms. Wittman has served on the boards of directors of AIG since March 2023, Booking, including as a member of the Audit Committee, since June 2019, and Impossible Foods Inc., a sustainable foods company, since March 2019. From June 2014 to March 2019, Ms. Wittman was a member of the board of directors of Ulta Beauty, Inc., a cosmetics and beauty supply company. She also served as a member of the board of directors of Sirius XM Holdings Inc., an audio entertainment company, from April 2011 to June 2018.
Ms. Wittman holds a Bachelor of Arts degree, majoring in Business Administration, from the University of North Carolina at Chapel Hill, and a Master of Business Administration from the University of Virginia. We believe Ms. Wittman’s extensive financial and executive experience, including as Chief Financial Officer of global technology companies, makes her particularly qualified to serve as a member of our Board of Directors.

Oscar Health, Inc.	15	2024 Proxy Statement

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board of Directors has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of PricewaterhouseCoopers LLP is expected to attend the 2024 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2025. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board of Directors
VOTE
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
Oscar Health, Inc.	16	2024 Proxy Statement

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (also referred to as “NEOs”) as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal (the “Say-On-Pay Vote”), gives our stockholders the opportunity to express their views on our NEOs’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
We encourage our stockholders to review the “Compensation Discussion and Analysis” section of this proxy statement for more information.
As an advisory approval, this proposal is not binding upon us or our Board. However, the Talent and Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Talent and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our NEOs. Accordingly, we ask our stockholders to vote FOR the following resolution at the annual meeting:
“RESOLVED, that the stockholders of Oscar Health, Inc. approve, on an advisory (non-binding) basis, the 2023 compensation of Oscar Health, Inc.’s named executive officers as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Oscar Health, Inc.’s Proxy Statement for the 2024 Annual Meeting of Stockholders.”
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. The Say-on-Pay Vote is not binding on us, the Board or the Talent and Compensation Committee.
Recommendation of the Board of Directors
VOTE
The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
Oscar Health, Inc.	17	2024 Proxy Statement

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed the audited consolidated financial statements of Oscar Health, Inc. (the “Company”) for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Vanessa A. Wittman, Chair
Elbert O. Robinson, Jr.
David Plouffe
Oscar Health, Inc.	18	2024 Proxy Statement

Independent Registered Public Accounting Firm Fees and Other Matters
The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:
Fee Category (in thousands)	2023	2022
Audit Fees	$6,783	$6,810(1)
Audit-Related Fees	135	—(1)
Tax Fees	677	664
All Other Fees	4	22
Total Fees	$7,599	$7,496
(1)	Fees in the amount of $980 relating to audits of statutory financial statements of subsidiaries, which were previously identified as audit-related fees, are now included in audit fees.
Audit Fees
Audit fees for the fiscal years ended December 31, 2023 and 2022 include fees for integrated audit work performed on our consolidated financial statements, review of the quarterly financial statements, statutory financial statements of subsidiaries, other required audits, comfort letter procedures, review of periodic reports filed with the SEC and other accounting and reporting consultations.
Audit-Related Fees
Audit-related fees for the fiscal year ended December 31, 2023 include fees relating to Service Organization Controls (“SOC”) Reports.
Tax Fees
Tax fees for the fiscal years ended December 31, 2023 and 2022 includes fees relating to tax compliance services.
All Other Fees
All other fees for the fiscal year ended December 31, 2023 and 2022 include fees associated with the use of PwC software, including Viewpoint and Disclosure Checklist and other support services. In 2022, this also included work on HIPAA EDI consulting.
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Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.
Oscar Health, Inc.	20	2024 Proxy Statement

Executive Officers
The following table identifies our current executive officers:
Name	Age	Position
Mark T. Bertolini(1)	67	Chief Executive Officer and Director
Mario Schlosser(2)	45	Co-Founder, President of Technology, Chief Technology Officer and Director
Joshua Kushner(3)	38	Co-Founder, Vice Chair of the Board and Director
R. Scott Blackley	55	Chief Financial Officer
Ranmali Bopitiya	42	Chief Legal Officer
Alessandrea Quane	54	Chief Insurance Officer
(1)	See biography on page 10 of this proxy statement.
(2)	See biography on page 11 of this proxy statement.
(3)	See biography on page 11 of this proxy statement.
R. Scott Blackley

R. Scott Blackley has served as our Chief Financial Officer since August 2023, where he oversees treasury, actuarial, financial reporting, capital management, internal audit, enterprise risk management, and investor relations. Prior to that, Mr. Blackley served as our Chief Transformation Officer from December 2022 to August 2023, and as our Chief Financial Officer from March 2021 to December 2022. Mr. Blackley previously served as Chief Financial Officer of Capital One Financial Corporation (“Capital One”), a financial services firm, from May 2016 to March 2021. Prior to that, he served as Capital One’s Controller and Principal Accounting Officer from March 2011 to May 2016. Before joining Capital One, Mr. Blackley held various executive positions at Fannie Mae, the U.S. Securities and Exchange Commission, and KPMG, LLP.
Mr. Blackley holds a Bachelor of Science degree in Accounting from the University of Utah.

Oscar Health, Inc.	21	2024 Proxy Statement

Ranmali Bopitiya
Ranmali Bopitiya has served as our Chief Legal Officer since January 2022, where she oversees corporate governance, legal, compliance and government affairs. Prior to joining Oscar, Ms. Bopitiya served as the Chief Legal Officer for Everside Health, a national direct primary care provider, leading the legal, compliance and risk management teams from July 2019 to December 2021. Prior to that, Ms. Bopitiya served as the Vice President and General Counsel for Colorado Permanente Medical Group (CPMG), the care delivery provider for Kaiser Permanente Colorado, from November 2016 to June 2019. She also led the legal function of University HealthCare Alliance (UHA) a subsidiary of the Stanford Health Care system, from July 2012 to October 2016.
Ms. Bopitiya holds a Bachelor of Arts degree in Biology and Religious Studies from the University of Virginia, a Juris Doctor from Yale Law School, and a Master of Public Health from the Harvard School of Public Health.

Alessandrea Quane
Alessandrea Quane has served as our Chief Insurance Officer since March 2021. Prior to joining Oscar, Ms. Quane served as Executive Vice President and Chief Risk Officer for AIG from March 2016 to March 2021, as well as Chief Corporate Actuary, Head of Global Actuarial and Value Management from March 2015 to March 2016, and Chief Risk Officer of AIG Property Casualty from June 2013 to March 2015. Ms. Quane held roles of increasing responsibility within the Actuarial and Enterprise Risk Management functions at AIG from July 1996 to June 2013. Prior to her tenure with AIG, Ms. Quane specialized in pricing and research for non-standard auto at Allstate. Ms. Quane has served on the Board of XL Bermuda, Ltd. since January 2022. Ms. Quane is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries.
In addition, Ms. Quane holds a Bachelor of Science degree in Business Administration with a major in Actuarial Science from Drake University.

Oscar Health, Inc.	22	2024 Proxy Statement

Corporate Governance
Corporate Governance Highlights
We believe our strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our stockholders, employees, members, commercial partners, regulators, and other stakeholders. The following table highlights certain of our corporate governance practices and policies:
•	Annual election of all directors;
•	Seven-year sunset on dual-class capital structure;
•	Separation of the Board Chair and Chief Executive Officer positions, with an independent Board Chair;
•	Annual advisory vote on executive compensation;
•	Risk, compliance and cybersecurity oversight by Board and Committees;
•	Director onboarding and continuing education;
•	Anti-hedging and anti-pledging policies;
•	Diversity of backgrounds, skills and experiences on the Board;
•	Oversight of environmental, social and governance (ESG) matters;
•	Annual director evaluation process;
•	Board oversight of and engagement in senior leadership succession planning;
•	Regular engagement with major stockholders to seek their input on issues and to address their questions and concerns; and
•	Stock ownership guidelines for our executives and directors, and policy for recovery of erroneously awarded incentive compensation from executive officers.
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Conduct, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Talent and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Conduct in the “Governance” section of the “Investor Relations” page of our website located at ir.hioscar.com, or by writing to our Secretary at our offices at 75 Varick Street, 5th Floor, New York, New York 10013.
Board Composition
Our Board of Directors currently consists of ten members: Mark T. Bertolini, Jeffery H. Boyd, William Gassen III, Joshua Kushner, Laura Lang, David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser, and Vanessa A. Wittman. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors, subject to the rights of holders of any series of preferred stock. Subject to the rights of the holders of any series of preferred stock then outstanding in respect of preferred stock directors, any director may be removed with or without cause only by an affirmative vote of at least two-thirds of the voting power of all the outstanding shares of stock entitled to vote generally in the election of directors.
Director Independence
Our Board of Directors has determined that Jeffery H. Boyd, William Gassen III, Laura Lang, David Plouffe, Elbert O. Robinson, Jr., and Vanessa A. Wittman each qualify as “independent” in accordance with the listing requirements of the New York Stock Exchange (“NYSE”). In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Specifically, the Board considered that Mr. Gassen is the Chief Executive Officer of Sanford Health, which periodically receives
Oscar Health, Inc.	23	2024 Proxy Statement

payments from the Company in connection with claims made by members with respect to services provided by Sanford Health. The Board has determined that the Company’s relationship with Sanford Health does not impair the independence of Mr. Gassen from us and our management. There are no family relationships among any of our directors or executive officers.
Executive Sessions
Our non-management directors meet in executive session without management directors or other members of management present on a regularly scheduled basis. We also hold an executive session including only independent directors at least once per year. Each executive session of the non-management directors or the independent directors is presided over by the Chair of the Board.
Attendance by Members of the Board of Directors at Meetings
There were five meetings of the Board of Directors during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our website at ir.hioscar.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director serves (including separate meetings of the non-management directors or independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at our Annual Meeting of Stockholders; however, it is expected that absent compelling circumstances, directors will attend. All of the then-serving directors attended our Annual Meeting of Stockholders held in 2023.
Controlled Company Exemption
We are a “controlled company” under the rules of the NYSE. The rules of the NYSE define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Entities affiliated with Thrive Capital and Joshua Kushner (as the sole managing member of the Thrive General Partners (as defined below)) beneficially own approximately 72.7% of the combined voting power of our outstanding capital stock. As a result, we qualify for exemptions from, and have elected not to comply with, certain corporate governance requirements under the NYSE rules. Even though we are a controlled company, we are required to comply with the rules of the SEC and the NYSE relating to the membership, qualifications, and operations of the audit committee, as discussed below.
If we cease to be a controlled company and our Class A common stock continues to be listed on the NYSE, we will be required to comply with these requirements by the date our status as a controlled company changes or within specified transition periods applicable to certain provisions, as the case may be.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’
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independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. The Nominating and Corporate Governance Committee has also developed and maintains a skills matrix to assist it in considering the characteristics required of each director along with the appropriate balance of skills, experiences and attributes that should be represented on the Board as a whole.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; leadership skills and experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The Board evaluates each individual in the context of the Board as a whole and monitors the mix of specific experience, qualifications and skills of its directors, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
As noted above, diversity of background and perspective is among the factors that the Nominating and Corporate Governance Committee considers when evaluating the composition of the Board. As set forth in our Corporate Governance Guidelines, this includes, but is not limited to, age, sex, race, place of residence, and specialized experience. When recommending director nominees for election by stockholders, the Board and the Nominating and Corporate Governance Committee evaluate how the experience and skill set of each director nominee complements those of the other director nominees and sitting Board members to create a balanced Board with diverse viewpoints and extensive expertise. In addition, the Board evaluates the appropriateness of its composition, including with respect to diversity, through periodic self-assessments. Each director candidate contributes to the Board’s overall diversity by providing a variety of perspectives from his or her personal and professional experiences and backgrounds. The director candidates range in age from 38 to 68; two of the ten director candidates are women; and two are ethnically diverse.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Oscar Health, Inc., 75 Varick Street, 5th Floor, New York, New York 10013. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
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Skills Matrix
The matrix below identifies key substantive areas of expertise and skills that our directors bring to the Board. Our directors collectively represent a diversity of backgrounds, skills, experiences and perspectives, which we believe provides an appropriate mix of qualifications to enable our Board to effectively fulfill its oversight responsibilities.

7

Finance or Accounting
Past or present experience as an accountant, financial officer, e.g. CFO or similar position, including a strong understanding of capital structure and financial transactions or in-depth understanding of financial statements, internal controls and financial reporting processes

6

Healthcare Industry
Strong knowledge or experience in the healthcare or health insurance industry

7

Risk Management
Experience that demonstrates significant understanding of risk management, analytics, and enterprise risk management

10

Business Development or Corporate Transactions
Strong knowledge of or experience in defining and driving business and strategic development for a company

1

Cybersecurity or Information Security
Past or present experience demonstrates significant understanding of cybersecurity matters including network protection, data security and threat assessment

9

Business Operations
Past or present experience managing the operations of a business or large, complex organization

6

Public Policy, Government Affairs or Regulatory
Experience in public policy and/or an understanding of the complex regulatory and governmental environment

6

Compensation or Human Capital
Experience in human capital management and executive compensation knowledge and experience

3

Corporate Governance or Sustainability
Experience to provide effective oversight of corporate governance and board strategies aligned with public company objectives to create long-term sustainable value

5

Public Company Board Service
Prior experience serving as a director of a public company

10

Senior Leadership
Experience as CEO, President or C-suite executive with critical leadership skills necessary to effectively address the demands and challenges of managing a large organization

3

Technology Innovation
Deep knowledge in technology architecture, risk and innovation to facilitate business objectives, including experience building and scaling a SaaS technology platform and business

Communications from Interested Parties
The Board will give appropriate attention to written communications that are submitted by stockholders or other interested parties, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and other interested parties, and for providing copies or summaries to the directors as she considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chair of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
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Stockholders who wish to send communications on any topic to the Chair of the Board, the chair of any of the Audit, Nominating and Corporate Governance, and Talent and Compensation Committees, the independent or non-management directors, or the Board as a whole, should address such communications to the applicable party or parties in writing: c/o Secretary, Oscar Health, Inc., 75 Varick Street, 5th Floor, New York, New York 10013.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. We currently have an independent Chair of the Board and a majority of our Board is comprised of independent directors. Our Board believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole, while allowing our Chief Executive Officer to focus on the strategic direction, succession and performance of the Company. In addition, our Board believes that Mr. Boyd is best situated to serve as Chair at this time due to his deep knowledge of our Company, his proven leadership, and corporate governance skills. For these reasons, our Board of Directors has concluded that our current leadership structure is appropriate at this time.
However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. The authority and responsibilities of the Chair of the Board are detailed in our Corporate Governance Guidelines and in our Amended and Restated Bylaws. If, in the future, the Chair of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. The Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board of Directors at which the Chair of the Board is not present, including any executive sessions of the non-management directors or independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chair of the Board.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Senior management has also established a strategic planning cycle with the Board of Directors which includes reviewing the assumptions underlying the strategic plan, strategic planning sessions, and deep dive sessions with respect to the pillars of the Company's strategic plan.
Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is responsible for discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and management is undertaken, for reviewing and evaluating our risk appetite statements, and for overseeing management of our financial and cybersecurity risks, including reviewing and discussing with management our major financial and cybersecurity risk exposures and the steps management has taken to monitor and control such exposures. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors. Our Talent and Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.
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Each of our Committees typically reports to the full Board at each quarterly Board meeting and also as appropriate on its risk oversight activities and on any matter that rises to the level of a material or enterprise level of risk. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Succession Planning
Succession planning and talent development are important at all levels within our organization. The Board, together with the Talent and Compensation Committee, oversees the succession planning for the CEO and other executive officers. The Talent and Compensation Committee biannually reviews succession plans for senior management and the CEO, including both a long-term succession plan and an emergency succession plan, and provides updates to the full Board regarding its review. The CEO also provides the full Board with a succession update quarterly. The Talent and Compensation Committee’s succession planning activities are ongoing and strategic, and may be supported by independent third-party consultants. In addition, the CEO annually provides his assessment to the Talent and Compensation Committee of senior leaders and their potential to succeed at key senior management positions. Potential leaders interact with board members through formal presentations and during informal events. The Talent and Compensation Committee also regularly evaluates succession plans in the context of the Company’s overall business strategy and with a focus on risk management.
Code of Ethics
We have a written Code of Conduct that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Conduct on our website, ir.hioscar.com, in the “Governance Documents” section under “Governance”. In addition, we intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Conduct.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers, employees and contractors, as well as their family members and entities within their control (“Covered Persons”). The policy prohibits Covered Persons from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause a Covered Person to no longer have the same objectives as the Company’s other stockholders.
Corporate Responsibility
Our mission is to make a healthier life accessible and affordable for all. We view it as a privilege and responsibility to serve our approximately 1.3 million members, as of January 1, 2024, who have entrusted us with guiding their care. This work is supported by our technology and our people. We use our technology to drive individualized care for our members, including many individuals who have been historically underserved or overlooked. We are powered by our employees: a group of people with unique backgrounds, experiences, and talents they bring to work every day – all working to change healthcare for the better.
Improving Access to Care
We aim to make healthcare more accessible by improving the healthcare experience and reducing barriers to care. Our technology solutions and care guides are designed to help make the healthcare system easier to navigate. Our care routing tools, for example, can connect members to the providers and care options best suited for them, based on member satisfaction scores, care quality
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metrics, and cost efficiency ratings. We also aim to deliver socially and linguistically authentic experiences to make healthcare more accessible for our fast-growing and diverse member population. For example, HolaOscar, a program which delivers end-to-end experiences in Spanish, as well as our Language Assistance Program, which provides translation and interpreter services in more than 170 languages.
Personalized Member Experience
Aligned with our mission, we consider the many factors that affect the overall health and well-being of our members, and leverage technology to offer members tailored experiences. We do this in a number of ways, including offering engagement technology that recognizes their identity, working to address care gaps, and using personalized plan designs to lower costs and improve outcomes. For example, we use our engagement and automation platform, Campaign Builder, to build campaigns that engage with members at various phases of their health journey to drive next best actions for care and help them take steps that are important to their health. A number of these member engagement campaigns focus on reducing racial disparities in health outcomes. In addition, our personalized plan designs, including our Diabetes Care Plan, continue to offer personalized support and care guidance for specific member populations with increasing efficacy. Members enrolled in the Diabetes Care Plan saw lower costs, were more likely to adhere to medications, and completed more critical health screenings, as compared to non-enrolled diabetic members, based on data from plan year 2022.
Engaging with our Community
We work to deepen our connection with the communities we serve by investing in local partnerships that address the direct needs of underrepresented groups in healthcare. Our Culturally Competent Care grant program is an initiative to impact change outside of our organization and in our communities. Through this program, we are able to deliver financial and on-the-ground support to select organizations who provide access to care in underserved communities. In 2023, two non-profit organizations that are working to support underserved communities each received a community grant of $30,000.
Other Highlights
Diversity, Equity, and Inclusion. We recognize the importance of diversity, equity, and inclusion efforts in the workplace, and we aim to embed these across our full slate of talent programming and operations. We believe bringing diverse perspectives to the forefront of Oscar’s culture and creating an environment of inclusiveness leads to a better, more successful, and more sustainable company.
Responsible Artificial Intelligence (AI) Governance. We believe that large-scale AI models offer a once-in-a-generation opportunity to improve healthcare, including improving the consumer experience and reducing costs. In 2023, we were a leader in an industry collaboration working to define voluntary commitments to guide the use of frontier AI models in healthcare. We have also developed an AI governance process and acceptable use policy directed at leveraging AI in a responsible, safe, and secure way. Our management-level AI Governance Committee fosters company-wide adherence to current best practices, applicable regulations, ethical standards, and other rules for working with generative AI.
We discuss these and other environmental, social, and governance topics in our 2023 Impact Report, which can be found within the “Investor Relations” section of our website. Neither the 2023 Impact Report nor the contents of our website are incorporated by reference herein.
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Committees of the Board
Our Board has established three standing committees—Audit, Talent and Compensation, and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.
Name	Audit	Talent and Compensation	Nominating and Corporate Governance
Jeffery H. Boyd*
William Gassen III			X
Joshua Kushner			Chair
Laura Lang	X	Chair
Vanessa A. Wittman	Chair	X
Elbert (“Robbie”) O. Robinson, Jr.		X
David Plouffe	X		X
*	Non-voting ex-officio member of each committee
Audit Committee
Our Audit Committee’s responsibilities include:
•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•	reviewing and approving our annual internal audit plan;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•
overseeing our financial and enterprise risk management framework, including our policies on risk assessment and risk management, and the review of the Own Risk and Solvency Assessment Report (a regulator-mandated report which summarizes the results of the Company’s analysis of its current and future risks on an annual basis);

•	reviewing related person transactions and conflicts of interest;
•	overseeing the effectiveness of the Company’s compliance program. The Company’s Compliance Officer provides a quarterly report to the Audit Committee regarding our compliance program activities;
•	reviewing significant legal and regulatory matters, including the Company’s relations with regulators and governmental agencies;
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•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters;
•	overseeing capital and liquidity risk management processes and strategies, including approval and oversight of our reinsurance program and annual capital plan;
•	approval and oversight of our investment guidelines and approval of the appointment of our investment advisor; and
•	overseeing management of our financial and cybersecurity risks.
The Audit Committee charter is available on our website at ir.hioscar.com. The members of the Audit Committee are Ms. Wittman, Ms. Lang, and Mr. Plouffe, with Mr. Boyd serving as an ex-officio, non-voting member. Ms. Wittman serves as the Chair of the committee. Our Board has affirmatively determined that each of Ms. Wittman, Ms. Lang, and Mr. Plouffe is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE Rules, including those related to audit committee membership.
The Audit Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time, and may engage such legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.
The members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board of Directors has determined that Ms. Wittman qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. No Audit Committee member currently serves on the audit committee of more than three public companies.
The Audit Committee met seven times in 2023.
Talent and Compensation Committee
Our Talent and Compensation Committee, formerly known as our Compensation Committee, is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Talent and Compensation Committee has the following principal duties:
•
reviewing and approving the corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating the performance of, and reviewing and approving (either alone, or if directed by the Board of Directors, in connection with a majority of the independent members of the Board of Directors) the compensation of our Chief Executive Officer;

•	reviewing and setting, or making recommendations to, our Board of Directors regarding the compensation of our other executive officers;
•	reviewing and approving, or making recommendations to, our Board of Directors regarding our incentive compensation and equity-based plans and arrangements and administering our equity-based plans;
•	making recommendations to our Board of Directors regarding the compensation of our directors;
•	working with the Chief Executive Officer to evaluate the company’s succession planning;
•	providing oversight for the Company's talent strategies, including related to executive recruiting, retention, talent management, and talent diversity, equity and inclusion; and
•	appointing and overseeing any compensation consultants.
The Talent and Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of executive officers (other than the Chief Executive Officer). Pursuant to the Talent and Compensation Committee’s charter, which is available on our website at ir.hioscar.com, the Talent and Compensation Committee has
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the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. During 2023, the Talent and Compensation Committee engaged a compensation consultant, Frederic W. Cook & Co., Inc., which we refer to as FW Cook, to assist in benchmarking the compensation of our non-employee directors and executive officers and evaluating the appropriateness of the executive compensation program structure in supporting our business strategy and human resources objectives.
The Talent and Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Talent and Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. The Talent and Compensation Committee has delegated to the then-serving Chief Executive Officer and the Chief Financial Officer, jointly in their capacity as officers of the Company, the authority to approve changes or amendments to the vesting or exercise schedules of awards granted under our incentive equity plan, other than for certain officers and directors.
The members of our Talent and Compensation Committee are Ms. Lang, Ms. Wittman and Mr. Robinson, with Mr. Boyd serving as an ex-officio, non-voting member. Ms. Lang serves as the Chairperson of the Talent and Compensation Committee. Each member of the Talent and Compensation Committee qualifies as an independent director under NYSE’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Talent and Compensation Committee met nine times in 2023.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:
•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;
•
periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors, including recommending to our Board of Directors the nominees for election to our Board of Directors at annual meetings of our stockholders;

•	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees;
•	developing and recommending to our Board of Directors a set of corporate governance guidelines; and
•	overseeing our environmental, social and governance efforts.
The Nominating and Corporate Governance Committee charter is available on our website at ir.hioscar.com. The members of our Nominating and Corporate Governance Committee are Mr. Kushner, Mr. Gassen and Mr. Plouffe, with Mr. Boyd serving as an ex-officio, non-voting member. Mr. Kushner serves as the Chair of the Nominating and Corporate Governance Committee. Our Board of Directors has affirmatively determined that Mr. Gassen and Mr. Plouffe each meet the definition of “independent director” under the NYSE rules. We currently avail ourselves of the “controlled company” exception under the NYSE rules, which exempts us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors and allows Mr. Kushner to serve on the committee. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee met four times in 2023.
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Compensation Discussion and Analysis
General
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers (each, an “NEO”) identified in the Summary Compensation Table below during fiscal year 2023, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal year 2023, and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2023 and their positions are as follows:
Name	Title
Mark Bertolini	Chief Executive Officer(1)
Mario Schlosser	President of Technology and Chief Technology Officer, and Former Chief Executive Officer(2)
R. Scott Blackley	Chief Financial Officer and Former Chief Transformation Officer(3)
Siddhartha Sankaran	Former Interim Chief Financial Officer(4)
Alessandrea Quane	Chief Insurance Officer
Ranmali Bopitiya	Chief Legal Officer
1.	Mr. Bertolini joined the Company as our Chief Executive Officer, effective April 3, 2023.
2.	Mr. Schlosser transitioned from Chief Executive Officer to President of Technology on April 3, 2023.
3.	Mr. Blackley transitioned from Chief Transformation Officer to Chief Financial Officer on August 14, 2023.
4.	Mr. Sankaran resigned as Interim Chief Financial Officer effective as of August 14, 2023 and continues as a member of our Board.
Mr. Kushner, our Co-Founder and Vice Chair, did not receive compensation and benefits from us during 2023 and therefore, in accordance with SEC rules, is not included as an NEO.
Executive Summary
2023 Business Highlights(1)
2023 was a pivotal year for the Company, as management delivered strong 2023 results with most core metrics exceeding expectations for the full year. Management also delivered on its commitment for InsuranceCo Adjusted EBITDA profitability, and ended the year with a clear line of sight into consolidated Adjusted EBITDA profitability in 2024. We achieved the following highlights for year end 2023:
•	Direct and assumed premiums of $6.6 billion, a 3% decrease year-over-year;
•	Medical Loss Ratio of 81.6%, a 370 basis point improvement year-over-year;
•	InsuranceCo Administrative Expense Ratio of 17.9%, a 270 basis point improvement year-over-year;
•	InsuranceCo Combined Ratio of 99.5%, a 640 basis point improvement year-over-year;
•	Adjusted Administrative Expense Ratio of 21.0%, a 350 basis point improvement year-over-year;
•	Net loss of $271 million, an improvement of $339 million year-over-year; and
•	Adjusted EBITDA loss of $45 million, an improvement of $417 million year-over-year.
(1)
See Appendix A for further information on our key operational and non-GAAP metrics, including reconciliations of Adjusted EBITDA and InsuranceCo Adjusted EBITDA to the most directly comparable GAAP measures.

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2023 also was a year of significant evolution for our management team, as Mark Bertolini joined us in April 2023 as Chief Executive Officer and a member of our Board of Directors, and Co-Founder Mario Schlosser moved into the role of President of Technology and Chief Technology Officer. In addition, Mr. Blackley transitioned from Chief Transformation Officer to Chief Financial Officer in August 2023, and Mr. Sankaran transitioned out of the Interim Chief Financial Officer role. Messrs. Schlosser and Sankaran continue to serve as members of our Board of Directors.
2023 Compensation Highlights
Our executive compensation program is designed to deliver pay in accordance with corporate and individual performance, incentivizing and rewarding superior performance, and providing consequences for underperformance. We believe that the compensation of our NEOs for fiscal year 2023 was aligned with our performance during the year. Consistent with our compensation philosophy, key compensation decisions for 2023 included the following:
•
CEO Transition. In connection with Mr. Bertolini’s appointment, we granted to Mr. Bertolini 2,866,666 restricted stock units (“RSUs”) which vest based solely on continued service, and 7,453,334 performance-based RSUs (“PSUs”), which vest based both on the achievement of specified stock price performance goals and continuation of employment through a set date. The Talent and Compensation Committee designed Mr. Bertolini’s compensation opportunity to align his interests with those of our stockholders, with a focus on achieving sustained, significant stock price growth and stockholder value. The first of the stock price hurdles was achieved in March of 2024. This achievement demonstrates that shareholder value has begun to be realized as meeting the target required a 54% increase in our stock price from the grant date. The Committee does not intend to grant Mr. Bertolini additional long-term incentive or equity-based compensatory awards prior to calendar year 2026.

•
Founders Awards Cancellation. In support of reducing the dilutive effects of equity awards granted to Mr. Bertolini in connection with his hiring as Chief Executive Officer and the Company’s annual employee equity awards granted in 2023, on March 28, 2023, the Company’s founders, Mr. Schlosser and Joshua Kushner (our Vice Chair), each forfeited the Founders Award that was granted to him in connection with our initial public offering. The Committee did not make any new grants to Messrs. Schlosser and Kushner in 2023.

•
Base Salaries and Target Annual Cash Incentive Opportunities. The 2023 base salaries and target bonuses for our NEOs remained at 2022 levels, and Mr. Bertolini, who was hired in 2023, receives the same salary and target bonus opportunity as the other NEOs. Mr. Sankaran only received equity compensation related to his role as the Interim Chief Financial Officer and did not receive an annual base salary or participate in the annual cash incentive plan during 2023.

•
Annual Cash Incentive Achievement. For 2023, annual cash incentive awards were earned based on the achievement of specified Company financial, operational/strategic, growth/innovation and human capital goals (as outlined later in this CD&A). Our Talent and Compensation Committee approved performance goals for our performance-based annual bonus program that were intended to reward successful execution of our business plan and achievement of our short-term strategic priorities. Based on an assessment of the Company’s strong performance relative to pre-established targets and an overall review of management’s performance, most notably with respect to the outperformance on the Adjusted EBITDA metric, the Talent and Compensation Committee determined to pay out annual bonuses at 135% of target for each of our NEOs (other than Mr. Sankaran, who was not eligible for cash incentives).

•
Equity-Based Long Term Incentives. We believe that equity-based compensation effectively aligns the interests of our executives with those of our stockholders by directly linking compensation to the value of our common stock. In 2023, Mr. Blackley and Mmes. Quane and Bopitiya were granted a blend of stock options and RSUs. The stock options were intended to align executive and long-term stockholder interests and reward for increases in stockholder value. The stock options and RSUs also have a retentive component as they vest over a four-year period. As noted below, the Company is moving towards an equity program that further ties the achievement of equity compensation to the Company’s long term strategic performance.

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•
InsuranceCo Profitability PSU Achievements. In 2023, we also saw the achievement of PSUs that were granted in 2021 to Mr. Blackley, Ms. Bopitiya and Ms. Quane to incentivize the achievement of InsuranceCo profitability. The PSUs will vest on September 1, 2024, subject to the executive’s continued service through that date. This PSU award helped drive significant financial milestone achievement.

•
Governance. In an effort to align our compensation policies with market best practices, we adopted a stock ownership policy that encourages significant stock ownership by our executives and non-employee directors. In accordance with SEC and NYSE rules, we also adopted a clawback policy that requires recovery of any erroneously awarded incentive compensation in the event of a financial restatement.

•
2024 Long-Term Incentive Program. To retain and to further align the interests of our executives with those of our stockholders, our Talent and Compensation Committee designed a long-term incentive program for 2024 that ties our equity-based long-term incentive award structure to the Company’s long-term strategy. Our 2024 program will be comprised of 50% RSUs and 50% PSUs, driving the executive management team towards shared financial performance objectives. The PSUs cliff vest at the end of a three-year performance period, covering 2024 through 2026, and are tied to the achievement of a cumulative financial performance goal, with a relative total shareholder return modifier.

Compensation Governance and Best Practices
We are committed to having strong governance standards with respect to our compensation programs, procedures, and practices. Our key compensation practices include the following:
What We Do		What We Do Not Do
•	Emphasize performance-based, at risk compensation.	•	Grant uncapped cash or equity incentives or guaranteed equity compensation.
•	Emphasize the use of equity compensation to reward long-term value creation and promote executive retention.	•	Provide significant perquisites.
•	Weight the overall pay mix towards incentive compensation for senior executives.	•	Permit hedging or pledging of our stock.
•	Engage an independent compensation consultant to advise our Talent and Compensation Committee.	•	Provide single-trigger cash payments or benefits upon a change in control.
•	Maintain an SEC- and NYSE-compliant clawback policy.	•	Provide any excise tax gross-ups.
•	Maintain robust stock ownership guidelines for our executives and non-employee directors.
Stockholder Advisory Vote on Executive Compensation
We are asking our stockholders to vote, at this 2024 annual meeting of stockholders, in a non-binding, advisory vote to approve the compensation of our NEOs (the “Say-on-Pay Vote”). Our Talent and Compensation Committee will consider the result of the annual Say-on-Pay Vote in determining the ongoing design and administration of our executive compensation program. At our 2022 Annual Meeting of Stockholders, our stockholders voted in a non-binding advisory vote in favor of holding an annual Say-On-Pay Vote. At our 2023 Annual Meeting of Stockholders, 99.91% of the votes cast in the Say-on-Pay Vote were in favor of the Say-on-Pay Vote. We view this level of stockholder support as affirmation of our current executive compensation programs and policies and our pay for performance philosophy. Consistent with the stated preference of a majority of our stockholders, our next Say-on-Pay Vote (following the vote at this 2024 Annual Meeting of Stockholders) will be held at our 2025 Annual Meeting of Stockholders.
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Executive Compensation Objectives and Philosophy
The Talent and Compensation Committee engages in an ongoing review of the Company’s executive compensation program to evaluate whether the program supports the Company’s compensation objectives and if it is aligned with the long-term interests of the Company’s stockholders. Our executive compensation program objectives are to attract and retain top healthcare, technology, insurance, and general industry leadership talent, to further our goal of ensuring healthcare meets the needs of every individual. Our compensation philosophy strives to apply an approach to compensation that is systematic, equitable, and rooted in data. The Talent and Compensation Committee has engaged Frederic W. Cook & Co., Inc., which we refer to as FW Cook, an independent compensation consultant, to help ensure that the Talent and Compensation Committee’s decisions and actions consider industry benchmarks, best practices, and market intelligence, as well as other factors. In designing our executive compensation program, our Talent and Compensation Committee seeks to strike a balance between following market best practices for our unique blend of insurance, healthcare, and technology industries, and offering compensation packages that distinguish us in the market.
Our Talent and Compensation Committee strives to set total compensation at a competitive level for each executive. In addition to market data, the Committee considers factors such as an executive’s experience and performance, scope of position, internal parity, and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”
For annual bonus and equity incentive awards, our Talent and Compensation Committee’s aim is to compensate our executive officers based on their and the Company’s performance in a disciplined, transparent, and predictable manner. Our executive compensation program is aligned with our broader equity compensation program, which is based on four principles:
•	We believe it is important for our employees to participate in long-term value creation;
•	We aim to retain and reward high-performing employees by awarding them cash and equity incentives as part of their compensation package;
•	Equity awards are sized based on market competitive analysis by job type as well as company performance while also considering potential dilution; and
•	Equity is a long-term incentive granted as a strategic component of compensation to promote retention and alignment with Company goals.
Determination of Executive Compensation
Role of Talent and Compensation Committee
The Company’s Talent and Compensation Committee is responsible for establishing and overseeing our executive compensation programs, and annually reviewing and determining the compensation to be provided to our NEOs.
In setting executive compensation, the Talent and Compensation Committee considers a number of factors in addition to the factors mentioned in the section above, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and our Chief People Officer, current and past total compensation, competitive market data and analysis provided by the Talent and Compensation Committee’s independent compensation consultant, and Company performance and each executive’s impact on performance. Our Chief Executive Officer’s recommendations are based on his evaluation of the individual performance and contributions of each of the other NEOs, of which our Chief Executive Officer has direct knowledge.
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Role of Management
Management is responsible for crafting the Company’s strategic plan and executing against the Company’s operating plan. As such, the Company’s management team provides the Talent and Compensation Committee with valuable insights into progress against the operating plan and long-term goals. In 2023, the Talent and Compensation Committee consulted with Messrs. Bertolini, Blackley, Sankaran and Schlosser in their capacities as CEO and CFO or Interim CFO (as applicable), Ms. Bopitiya, and the Company’s Chief People Officer in formulating compensation plans for the Company’s employees. Further, they consulted with Messrs. Bertolini and Schlosser in their capacities as CEO, along with the Chief People Officer, in formulating compensation plans for the Company’s other executive officers. Messrs. Bertolini, Blackley, Sankaran and Schlosser, Ms. Bopitiya, and the Chief People Officer attended Talent and Compensation Committee meetings during which NEO and employee compensation decisions were made; however, no executive officer was present during the Talent and Compensation Committee’s discussions regarding, nor provided recommendations with respect to, his or her own performance or compensation. The Talent and Compensation Committee also meets in executive session without any members of management present, as needed.
Role of Compensation Consultant
FW Cook provides executive compensation consulting services to our Talent and Compensation Committee. During 2023, FW Cook provided services related to the review of 2023 compensation levels, awards under our long-term incentive program, the structure and terms of our incentive compensation plans and awards, executive compensation trends and regulatory developments, our compensation peer group, CEO compensation, non-employee director compensation, and assistance with this CD&A, as well as our stock ownership guidelines. FW Cook is retained by and reports to the Talent and Compensation Committee and, at the request of the Talent and Compensation Committee, participates in Committee meetings. FW Cook did not provide any services to the Company in 2023 other than through its engagement by the Talent and Compensation Committee. The Talent and Compensation Committee reviewed the independence of FW Cook under NYSE and SEC rules and concluded that its work has not raised any conflict of interest.
Peer Group
The Talent and Compensation Committee uses a custom peer group that serves as a primary reference point for various compensation analyses, including EVP equity holdings, incentive plan design, aggregate company-wide equity grant practices, and non-employee director compensation. The Committee considers data from the custom peer group alongside multiple surveys when evaluating EVP pay levels. The Company’s custom compensation peer group has evolved substantially from the IPO planning process through 2023, and the rapid rate of change both at the Company and among its peers could continue to evolve the group over time. The Talent and Compensation Committee expects to review the relevance of the peer group on an annual basis and determine if any future modifications are necessary at that time. The peer group reflects a “hybrid” approach intended to reflect the Company’s disruptive business model and talent strategy that straddles the managed care and healthtech industries.
In August 2022, we developed the below peer group with FW Cook, which informed the Talent and Compensation Committee’s review of our executive compensation program for fiscal year 2023. We selected the peer group companies based on a combination of relevant factors, including industry classification, business model, and size (including employee count, revenue, and market capitalization).
1Life Healthcare	Alignment Healthcare	Allscripts	Bright Health Group
Ceridian	Change Healthcare	Clover Health	Concentrix
eHealth	Evolent Health	GoodRx	HealthEquity
Molina Healthcare	Oak Street Health	Omnicell	Paylocity
Premier	R1 RCM	SS&C Technologies	Teladoc Health
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In August 2022, when the above peer group was approved, the Company’s projected 2022 revenues exceeded the peer group 75th percentile, while its market cap fell below the 25th percentile.
In August 2023, the Talent and Compensation Committee conducted its annual review of the peer group and determined to maintain a hybrid peer group of health insurance and technology-enabled companies, revising the group to better align with the Company’s evolving business strategy and financial profile. In particular, the Committee approved the removal of the following companies from the peer group due to acquisition or differences in business model or financial profile: 1Life Healthcare, Bright Health Group, Ceridian, Change Healthcare, eHealth, Oak Street Health, Paylocity, SS&C Technologies and Veradigm (f/k/a Allscripts). The Committee approved the addition of two comparably-sized healthcare technology companies: Agilon Health and Privia Health. The Committee approved the below peer group, which was developed with FW Cook, to inform our executive compensation program for fiscal year 2024.
Agilon Health	Alignment Healthcare	Clover Health	Concentrix
Evolent Health	GoodRx	HealthEquity	Molina Healthcare
Omnicell	Premier	Privia Health	R1 RCM
Teladoc Health
In August 2023, when this peer group was approved, the Company’s projected 2023 revenues exceeded the peer group 75th percentile, while its market cap was slightly above the 25th percentile. As of the date of this proxy, the Company’s revenues continue to exceed the peer group 75th percentile, while its market cap is now closer to the median of the peer group.
Elements of Compensation
The primary elements of our NEOs’ compensation and the main objectives of each are:
•	Base Salary. Base salary attracts and retains talented executives, recognizes executive vice president (“EVP”) level scope of responsibilities, and provides stable income.
•	Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives.
•
Equity Based Long-Term Incentive Compensation. Equity compensation aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial, operational and stock price performance, and helps retain executive talent over the long term.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other full-time employees. Each of these elements of compensation for 2023 is described further below.
Due to his temporary role serving as our Interim Chief Financial Officer, Mr. Sankaran received an equity award in 2022 in connection with his appointment to that role and his service in 2023, but was not eligible to receive base salary, cash incentives or additional equity incentives in 2023.
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Base Salary
The base salaries of our NEOs are an important part of their total compensation package, and are intended to provide financial certainty and stability given the Company’s equity-weighted executive compensation package. Our Talent and Compensation Committee annually reviews and determines the base salaries of our executives and evaluates the base salaries of new executives at the time of appointment. Current base salaries are consistent across our NEOs. The Talent and Compensation Committee did not approve any salary adjustments for our NEOs in 2023 or for the 2024 fiscal year. For the year ended December 31, 2023, our NEOs’ annual base salaries were as set forth below:
Name	2023 Annual Base Salary
Mark Bertolini(1)	$600,000
Mario Schlosser	$600,000
Siddhartha Sankaran(2)	$0
R. Scott Blackley	$600,000
Alessandrea Quane	$600,000
Ranmali Bopitiya	$600,000
1.	Mr. Bertolini joined the Company as our Chief Executive Officer on April 3, 2023, and his actual base salary received during 2023 ($450,000) reflects his partial year of service.
2.	Mr. Sankaran did not receive a base salary during his tenure as our Interim Chief Financial Officer in 2023.
Cash Incentive Compensation
Annual Cash Incentive Bonuses
We consider annual cash incentive bonuses to be an important component of our total compensation program in incentivizing achievement of our near-term priorities that are expected to drive sustainable long-term stockholder value. Other than Mr. Sankaran, each NEO is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the NEO’s base salary. For fiscal year 2023, the target cash bonus for each eligible NEO was 30% of base salary. In future annual incentive cycles, we plan to differentiate the values of executive annual cash incentive bonus targets.
The 2023 annual bonuses for the eligible NEOs were determined based on the achievement of company performance goals (the “Company Performance Goals”) that were established at the beginning of 2023 and were aligned with the Company’s financial, operational/strategic, human capital and growth/innovation goals and targets applied to all employees. For each category other than the financial category, the threshold, target, and maximum payouts for our NEOs were 30%, 100% and 130%, respectively, of the applicable target bonus opportunity. For the financial category, there was an additional NEO maximum opportunity of 200% of target for outperformance. This was intended to reflect the criticality of these financial goals in driving sustainable stockholder value.
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The following table provides additional detail about the Company Performance Goals, including the weight, metric, and our achievement of the goals with respect to our NEOs in 2023:
	Weight	Metric	Actual Achievement (as a % of Target)
Financial	50%	Adjusted EBITDA of ($125 million)(1) and Direct and Assumed Premiums $6.5B	160%
Operational/Strategic	30%	Goals relating to operational process and infrastructure initiatives	97%
Human Capital	10%	Goals relating to employee retention	130%
Growth	10%	Goals relating to supporting diversity and inclusion as it relates to membership growth; and preparing for expansion	130%
Total	100%		135%
1.
For purposes of determining the achievement of this financial goal, Adjusted EBITDA is defined as net income (loss) for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), depreciation and amortization as further adjusted for stock-based compensation and other expenses (income) that are considered unusual or not representative of underlying trends of our business.

Our actual Adjusted EBITDA for 2023 was ($45 million) and our actual Direct and Assumed Premiums were $6.6 billion. In considering our achievement of the operational/strategic, human capital and growth goals, the Talent and Compensation Committee determined that we achieved slightly below target on the operational/strategic goals and achieved the maximum goals relating to employee retention, member inclusion and preparing for expansion. Based on the Company’s achievement of the applicable Company Performance Goals and the weighting applied to each of the targets, as noted in the chart above, the Talent and Compensation Committee determined that 135% of the executives’ applicable target bonus opportunity was achieved. The participating executives’ 2023 annual bonuses are set forth in the column entitled “Non-Equity Incentive Plan Compensation” (with respect to the Company Performance Component) in the “Summary Compensation Table” below.
Equity-Based Long-Term Incentive Awards
We view equity-based compensation as the most critical component of our executive total compensation program, as it aligns the interests of our executive officers with those of our stockholders over the long term, reinforcing our commitment to ensuring a strong linkage between Company performance and pay. Given Oscar’s evolutionary trajectory, we also view equity-based compensation as our most retentive compensation component, intrinsically connecting executives to the Company’s long term strategic objectives.
In 2023, we granted equity-based compensation to certain of our NEOs in the form of stock options and/or RSUs, as described below. Our equity-based compensation program for 2023 consisted of an annual equity award program for Mr. Blackley, Ms. Quane and Ms. Bopitiya. These equity-based awards comprised 70% to 84% of Mr. Blackley and Mmes. Quane and Bopitiya’s total direct compensation in 2023. Mr. Bertolini did not participate in our annual equity award program but instead received sign-on equity awards granted in connection with his appointment as our Chief Executive Officer. In addition, Mr. Schlosser (along with Mr. Kushner, our Vice Chair) recommended the forfeiture of the Founders Awards granted to them in connection with our initial public offering.
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2023 Annual Equity Awards
In March 2023, the Talent and Compensation Committee approved grants of stock options and RSUs to each of Mr. Blackley, Ms. Bopitiya and Ms. Quane. Mr. Schlosser did not receive an equity award in 2023. The Talent and Compensation Committee approved the following equity awards:
Named Executive Officer	Total Dollar- Denominated Value	Options- Dollar- Denominated Value	Options (#)(1)	RSUs-Dollar- Denominated Value	RSUs (#)(2)
R. Scott Blackley	$4,112,500	$1,370,833	355,138	$2,741,667	601,243
Alessandrea Quane	$3,762,500	$1,254,167	324,914	$2,508,333	550,073
Ranmali Bopitiya	$1,800,000	$600,000	155,440	$1,200,000	263,158
1.
The number of shares of Class A common stock subject to the option was determined by dividing the dollar-denominated value of the option by the per share Black Scholes valuation as of the grant date, utilizing the same assumptions that the Company uses in preparation of its financial statements.

2.
The number of shares of Class A common stock subject to the RSU award was determined by dividing the dollar-denominated value of the RSU award by the average per share closing price of the Company’s Class A common stock for the 30 consecutive trading days prior to (and including) the date immediately preceding the grant date ($4.56).

Each annual equity award granted in 2023 will vest over a four-year period in sixteen equal quarterly installments beginning on June 1, 2023, subject to the executive’s continued service through the applicable vesting date.
Bertolini Awards
In connection with his appointment as our Chief Executive Officer in April 2023, the Talent and Compensation Committee approved the grant of 2,866,666 RSUs and 7,453,334 PSUs to Mr. Bertolini. The Talent and Compensation Committee designed Mr. Bertolini’s compensation opportunity to align his interests with those of our stockholders, with a focus on achieving sustained, significant stock price growth and stockholder value. The awards were also designed to be retentive, with both sets of awards having a three-year vesting period. The Company does not intend to grant Mr. Bertolini any additional long-term incentive or equity-based compensatory awards prior to calendar year 2026.
The RSU award vests with respect to one-third of the RSUs on each of the first three anniversaries of Mr. Bertolini’s employment start date, subject to his continued employment or service as the Company’s Chief Executive Officer or a member of the Board through the applicable vesting date.
The PSU award vests based on both (i) the achievement of pre-determined price per share goals over the period commencing on (and including) the grant date and ending on (and including) the third anniversary of Mr. Bertolini’s employment start date (the “performance period”); and (ii) Mr. Bertolini’s continued employment or service as the Company’s Chief Executive Officer through the end of the performance period.
The PSUs will become “earned PSUs” based on the achievement of applicable price per share goals sustained over a 90 consecutive trading-day period, during the three-year performance period, as set forth in the following table. The Talent and Compensation Committee determined the price per share goals during the first quarter of 2023 when the stock closing prices ranged from $2.46 to $5.70 leading up to the announcement of Mr. Bertolini’s appointment. They determined the price-per-share goals listed below were challenging yet achievable given Mr. Bertolini’s expertise and track record of building and scaling companies. Moreover, the
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enterprise value at these sustained price points of $3 billion, $4 billion, and $10 billion, respectively, would create significant stockholder value. This value has begun to be realized as the first of the stock price hurdles was achieved in March of 2024. All earned PSUs as of the last day of the performance period will vest in full, subject to Mr. Bertolini’s continued service as the CEO through such date.
Price Per Share Goals	Number of Earned PSUs
$11.00	2,866,667
$16.00	2,866,667
$39.00	1,720,000
As noted above, the share price is measured by averaging the closing price per share over any 90 consecutive trading-day period during the performance period; however, upon a change in control, the share price will be determined based on the price per share paid by an acquirer (or, as applicable, the implied value per share) in the transaction (the “CIC price”).
Any vested PSUs will be paid in shares of the Company’s Class A common stock within 30 days following the earlier to occur of the last day of the performance period and Mr. Bertolini’s separation from service following a change in control event of the Company.
As noted above, in March 2024, 2,866,667 PSUs became earned PSUs based on the achievement of the $11.00 price per share goal.
Founders Awards Cancellation
In support of reducing the dilutive effects of equity awards granted to Mr. Bertolini in connection with his hiring as Chief Executive Officer, and the Company’s annual employee equity awards granted in 2023, the Company’s founders, Mr. Schlosser and Mr. Kushner, each recommended to the Company’s Board of Directors that the Company cancel and terminate the Founders Award that was granted to him in connection with our initial public offering. Mr. Schlosser and Mr. Kushner each entered into an agreement in March 2023 to cancel and terminate their Founders Awards, which consisted of PSUs covering 4,229,853 shares (for Mr. Schlosser) and 2,114,926 shares (for Mr. Kushner) of the Company’s Class A common stock.
2021 PSU Award Achievement
We granted PSUs to Mr. Blackley, Ms. Bopitiya and Ms. Quane in 2021 that were designed to incentivize the grantees to achieve profitability of the Company’s insurance business during the fiscal year 2023, and promote retention through cliff vesting on September 1, 2024 for any earned shares. The PSUs were eligible to vest only if we achieved InsuranceCo profitability for calendar year 2023. When approving the PSUs in 2021, the Company primarily assessed profitability based on our achievement of an InsuranceCo Combined Ratio of 100% or less. Following 2021, we had refined our method of assessing InsuranceCo profitability to also include our achievement of a break-even InsuranceCo Adjusted EBITDA, which is an additional metric we referenced when discussing InsuranceCo profitability with our stockholders, and which we believed presents a more complete financial picture of our InsuranceCo business. As such, the Committee believed that it was also appropriate to review our achievement of InsuranceCo Adjusted EBITDA at a level of $20 million or above for 2023 in determining whether the PSUs’ profitability goal was satisfied. Because our InsuranceCo Combined Ratio was 99.5% and we achieved a positive InsuranceCo Adjusted EBITDA of $168.7 million, the PSUs were earned and will vest on September 1, 2024, subject to the executive’s continued service through that date.
See Appendix A for further information on InsuranceCo Adjusted EBITDA and InsuranceCo Combined Ratio.
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Retirement Savings, Health and Welfare Benefits
We currently provide a 401(k) retirement savings plan for our employees who satisfy certain eligibility requirements, including one or more of our NEOs. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made.
We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Employee Benefits and Perquisites
All of our full-time employees, including our NEOs, are eligible to participate in all of our health and welfare plans, wellness reimbursement program, and Health Reimbursement Arrangement (HRA) Plan. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs. We do not offer any supplemental insurance policies for executives or key employees.
We generally do not provide perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Talent and Compensation Committee.
Severance and Change in Control Arrangements
We are party to employment agreements with certain of our NEOs, which provide for severance benefits and payments upon certain terminations without cause or resignations for good reason. In addition, certain of the equity awards granted to our NEOs include specialized treatment in connection with a qualifying termination and/or a change in control. Our Talent and Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent, and are a customary component of executive compensation. In particular, such arrangements can serve to mitigate a potential disincentive for them when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to provide these NEOs with treatment that is competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2023, are set forth in “Potential Payments Upon Termination or Change in Control” below.
Other Policies and Considerations
Clawback Policy
The Company has adopted a compensation recovery policy as required by Rule 10D-1 under the Exchange Act and the corresponding NYSE listing standards. This policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers (and, unless otherwise determined by the administrator of the policy, executive vice presidents and senior vice presidents) of incentive-based compensation or solely time-vesting equity compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
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Stock Ownership Guidelines
We maintain stock ownership guidelines (effective April 1, 2024) to promote share ownership by our CEO, executive vice presidents and senior vice presidents (collectively, the “covered individuals”). Under the guidelines, the covered individuals must attain and maintain beneficial ownership of a number of shares of our common stock with a value equal to a multiple of his or her annual base salary, as follows:
Position	Ownership Requirement
Chief Executive Officer	6x Annual Base Salary
Executive Vice Presidents	3x Annual Base Salary
Senior Vice Presidents	1x Annual Base Salary
Determination of compliance with the guidelines generally will be made as of March 31st of each calendar year. Until a covered individual meets the applicable minimum ownership requirement, the individual is subject to a “holding requirement” pursuant to which he or she must retain all shares of our common stock held as of the date the individual became subject to the guidelines, plus 100% (for the CEO and executive vice presidents) or 50% (for senior vice presidents) of all net-settled shares received following such date from the vesting, settlement and/or exercise of Company equity awards. In addition, if a senior vice president does not meet the minimum ownership requirement on or prior to the fifth anniversary of the date he or she became subject to the guidelines, the holding requirement for that individual will be increased to 100%.
As of the date of this Proxy Statement, all of our executive officers have either met the applicable minimum ownership requirement under our stock ownership guidelines or are subject to and in compliance with the holding requirement under such guidelines.
Derivatives Trading, Hedging, and Pledging Policies
Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale, or engage in hedging transactions. In addition, our Insider Trading Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.
Accounting for Share-Based Compensation
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSUs and PSUs, based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
Section 409A
The Talent and Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Internal Revenue Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
“Golden Parachute” Payments
Sections 280G and 4999 of the Internal Revenue Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.
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Compensation Committee Report
The Talent and Compensation Committee of the Board of Directors of Oscar Health, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Talent and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Laura Lang, Chairperson
Elbert O. Robinson, Jr., Committee Member
Vanessa A. Wittman, Committee Member
The foregoing Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
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Executive Compensation Tables
Summary Compensation Table
The following table contains information about the compensation earned by each of our NEOs during the fiscal years ended December 31, 2023, December 31, 2022, and December 31, 2021, as well as their positions for 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark Bertolini Chief Executive Officer(4)	2023	450,000	—	43,905,864	—	182,250	—	44,538,114
Mario Schlosser President of Technology and Chief Technology Officer, and Former Chief Executive Officer	2023	600,000	—	—(6)	—	243,000	11,000	854,000
	2022	495,681	—	—	—	147,600	9,123	652,405
	2021	430,000	42,480	60,161,726	—	127,440	52,900	60,814,546
Siddhartha Sankaran(5) Former Interim Chief Financial Officer	2023	—	—	—	—	—	—	—
	2022	—	—	2,141,771	—	—	—	2,141,771
	2021	125,000	—	527	—	—	2,500	128,027
R. Scott Blackley Chief Financial Officer and Former Chief Transformation Officer	2023	600,000	—	3,980,228	1,370,832	243,000	6,600	6,200,660
	2022	600,000	—	—	—	147,600	2,500	750,100
	2021	490,625	34,944	5,249,994	1,749,998	104,832	—	7,630,394
Alessandrea Quane Chief Insurance Officer	2023	600,000	—	3,641,483	1,254,168	243,000	6,600	5,745,251
	2022	600,000	—	—	—	147,600	6,100	753,700
	2021	500,000	35,613	5,249,994	1,749,998	106,840	1,450	7,643,896
Ranmali Bopitiya Chief Legal Officer	2023	600,000	—	1,742,105	599,998	243,000	6,600	3,191,703
	2022	552,272	250,000	—	—	147,600	6,100	955,972
1.
Amounts reflect the full grant-date fair value of stock options, RSUs and PSUs granted during the applicable fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. We provide information regarding the assumptions used to calculate the value of all equity awards made to our NEOs in 2023 in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

2.	Amounts represent bonuses earned by our NEOs under our 2023 annual bonus program. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above.
3.	Amounts represent:
•	Mr. Schlosser received 401(k) matching contributions from the Company of $6,000 and a one-time $5,000 gift payment for his 10-years of tenure as the Chief Executive Officer.
•	Mr. Blackley and Mmes. Quane and Bopitiya each received 401(k) matching contributions from the Company of $6,600.
4.	Mr. Bertolini joined the Company as our Chief Executive Officer on April 3, 2023, and his salary reflects his partial year of service.
5.	Mr. Sankaran served as Interim Chief Financial Officer from December 1, 2022 until August 14, 2023. Mr. Sankaran remains a member of the Board of Directors.
6.	On March 28, 2023, Mr. Schlosser and the Company mutually agreed to cancel and terminate 4,229,853 shares of performance stock units.
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Grants of Plan-Based Awards in Fiscal 2023
The following table provides supplemental information relating to grants of plan-based awards made during fiscal year 2023 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal year 2023.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Bertolini	—	40,500	135,000	222,750	—	—	—	—	—	—	—
	4/3/23	—	—	—	2,866,667	7,453,334(3)	7,453,334	—	—	—	24,584,535
	4/3/23	—	—	—	—	—	—	2,866,666(4)	—	—	19,321,328
Mario Schlosser	—	54,000	180,000	297,000	—	—	—	—	—	—	—
Siddhartha Sankaran	—	—	—	—	—	—	—	—	—	—	—
R. Scott Blackley	—	54,000	180,000	297,000	—	—	—	—	—	—	—
	3/30/23	—	—	—	—	—	—	601,243(5)	—	—	3,980,228
	3/30/23	—	—	—	—	—	—	—	355,138(6)	6.62	1,370,832
Alessandrea Quane	—	54,000	180,000	297,000	—	—	—	—	—	—	—
	3/30/23	—	—	—	—	—	—	550,073(5)	—	—	3,641,483
	3/30/23	—	—	—	—	—	—	—	324,914(6)	6.62	1,254,168
Ranmali Bopitiya	—	54,000	180,000	297,000	—	—	—	—	—	—	—
	3/30/23	—	—	—	—	—	—	263,158(5)	—	—	1,742,105
	3/30/23	—	—	—	—	—	—	—	155,440(6)	6.62	599,998
1.
Amounts reflect potential payouts pursuant to the Company Performance Goals of our 2023 annual bonus program. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above. Mr. Sankaran was not eligible to participate in our 2023 annual bonus program under the terms of his Interim Chief Financial Officer offer letter.

2.
Amounts reflect the full grant-date fair value of equity awards granted during fiscal 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. We provide information regarding the assumptions used to calculate the value of all equity awards made to our NEOs in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

3.
The PSUs vest upon the achievement of the price-per-share goals set forth below over the period from April 3, 2023 through April 3, 2026 subject to Mr. Bertolini’s continued employment or service as the Chief Executive Officer through April 3, 2026.

Price per Share Goal*	Number of Earned PSUs
$11.00	2,866,667
$16.00	2,866,667
$39.00	1,720,000
*
Average closing price per share of the Company’s Class A common stock equal to or exceeding the applicable stock price goal, measured over a 90 consecutive trading-day period during the performance period

4.
The RSUs vest in three equal annual installments beginning on April 3, 2024, subject to continued employment or service as the Chief Executive Officer or as a member of the Board of Directors through the applicable vesting date.

5.	The RSUs vest over a four-year period in 16 equal quarterly installments beginning on June 1, 2023, subject to the executive’s continued service.
6.	The options will vest over a four-year period in 16 equal quarterly installments beginning on June 1, 2023, subject to the executive’s continued service.
Oscar Health, Inc.	47	2024 Proxy Statement

Summary of Executive Compensation Arrangements
Named Executive Officer Agreements
Mark Bertolini 2023 Employment Agreement
In connection with Mr. Bertolini’s appointment as the Company’s Chief Executive Officer, we entered into an employment agreement with Mr. Bertolini, effective as of April 3, 2023. The term of his employment agreement continues for a three-year period that will automatically renew for successive one-year periods, unless either party provides at least 60 days of advance written notice of the party’s intention not to renew the then-current term. The agreement provides for (i) a $600,000 annual base salary, (ii) a target annual bonus equal to 30% of base salary, (iii) eligibility to participate in customary health, welfare, and fringe benefit plans that the Company provides to its employees, and (iv) up to $30,000 reimbursement of reasonable legal costs in connection with negotiating the agreement and related agreements. Mr. Bertolini was granted certain RSU and PSU awards pursuant to the employment agreement, as described above under the section entitled, “—Equity-Based Long-Term Incentive Awards—Bertolini Awards”. The severance benefits and payments payable to Mr. Bertolini upon certain qualifying terminations of his employment are summarized below under the section entitled, “—Potential Payments Upon Termination or Change in Control”.
In connection with entering into his employment agreement, Mr. Bertolini entered into a proprietary information and inventions agreement, which includes non-solicitation and non-competition covenants during his period of employment and for the 12 months following. Further, the employment agreement includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to Mr. Bertolini will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to Mr. Bertolini.
Mario Schlosser 2012 Offer Letter
On November 29, 2012, we entered into an offer letter with Mr. Schlosser, pursuant to which he served as our Chief Executive Officer. Mr. Schlosser’s offer letter provided for at-will employment, an annual base salary, and eligibility to participate in the benefit plans and programs maintained for the benefit of our employees. Mr. Schlosser’s offer letter required that he sign a proprietary information and inventions agreement, which includes non-solicitation and non-competition covenants during the period of his employment and for 12 months following the termination of his employment. Mr. Schlosser’s offer letter did not contain any severance and change in control provisions.
Mario Schlosser 2023 Employment Agreement
In connection with Mr. Schlosser’s transition to the Company’s President of Technology, we entered into an employment agreement that became effective on April 3, 2023 and superseded his 2012 offer letter. The term of this employment agreement will continue until terminated in accordance with its terms. The agreement provides for (i) a $600,000 annual base salary, (ii) a target annual bonus equal to 30% of base salary, (iii) eligibility to participate in customary health, welfare, and fringe benefit plans that the Company provides to its employees, and (iv) up to $30,000 reimbursement of reasonable legal costs in connection with negotiating the agreement and related agreements. The severance benefits and payments payable to Mr. Schlosser upon certain qualifying terminations of his employment are summarized below under the section entitled, “—Potential Payments Upon Termination or Change in Control”. The employment agreement reaffirms Mr. Schlosser’s proprietary information and inventions agreement, which includes non-solicitation and non-competition covenants during his period of employment and for the 12 months following. Further, the employment agreement includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to Mr. Schlosser will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to Mr. Schlosser.
Oscar Health, Inc.	48	2024 Proxy Statement

General Description of Employment Agreements With Other Named Executive Officers
The following is a description of the employment agreements that were in effect in 2023 with Mr. Blackley, Ms. Quane, and Ms. Bopitiya.
Under each of the agreements, the applicable executive reports to our Chief Executive Officer. Each agreement will continue until terminated in accordance with its terms, and provides for (A) a $600,000 annual base salary paid in accordance with our normal payroll practices and which may be increased in the discretion of our board of directors, but not reduced, (B) a target annual bonus equal to 30% of base salary, with the actual amount of such bonus determined in the discretion of our board of directors, based on the achievement of individual and/or company performance goals determined by our board of directors and payable on the date annual bonuses are paid to the our other senior executives, but in no event later than March 15th and conditioned upon the executive’s continued employment through the payment date, and (C) eligibility to participate in customary health, welfare, and fringe benefit plans we provide to our employees.
The severance benefits and payments payable to the executives upon certain qualifying terminations of their employment are summarized below under the section entitled, “—Potential Payments Upon Termination or Change in Control”.
The employment agreements also reaffirm or require agreement to, as applicable, a proprietary information and inventions agreement, which includes non-solicitation and non-competition covenants during the applicable executive’s period of employment and for the 12 months following. Further, the employment agreements include a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to the executive will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to the executive.
Siddhartha Sankaran Employment Agreement Offer Letter
Effective December 1, 2022, we entered into an offer letter with Mr. Sankaran, pursuant to which he served as our Interim Chief Financial Officer. Mr. Sankaran’s offer letter provided for at-will employment, an RSU award with an aggregate value of $3,600,000, and eligibility to participate in the benefit plans and programs maintained for the benefit of our employees. As noted above, Mr. Sankaran did not participate in the Company’s standard NEO compensation structure, and so was not eligible to receive an annual base salary or annual bonus during his service as Interim Chief Financial Officer. Mr. Sankaran’s offer letter required that he sign a proprietary information and inventions agreement, which includes non-solicitation and non-competition covenants during the period of his employment and for 12 months following the termination of his employment.
Oscar Health, Inc.	49	2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End Table
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2023. Awards granted prior to March 2021 were granted under our Amended and Restated 2012 Plan (the “2012 Plan”); awards granted from or after March 2021 were granted under our 2021 Incentive Award Plan (the “2021 Plan”) or, with respect to Mr. Bertolini’s 2023 awards, our 2022 Employment Inducement Incentive Award Plan (the “Inducement Plan”).
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mark Bertolini	11/15/2020(2)	20,000	—	12.72	11/14/2030	—	—	—	—
	10/5/2021(3)	268,493	103,267	16.14	10/4/2031	—	—	—	—
	4/3/2023(4)	—	—	—	—	2,866,666	26,229,993	—	—
	4/3/2023(5)	—	—	—	—	—	—	7,453,334	$39,061,204
Mario Schlosser	12/7/2015(6)	555,165	—	6.36	12/7/2025	—	—	—	—
	12/7/2015(6)	555,165	—	6.36	12/7/2025	—	—	—	—
	12/17/2019(6)	4,400,000	—	9.75	12/16/2029	—	—	—	—
R. Scott Blackley	12/6/2020(7)	750,003	249,996	15.93	12/5/2030	—	—	—	—
	12/6/2020(8)	—	—	—	—	250,000	2,287,500	—	—
	8/31/2021(9)	148,055	115,155	15.59	8/30/2031	—	—	—	—
	8/31/2021(10)	—	—	—	—	49,110	449,356	—	—
	8/31/2021(11)	—	—	—	—	244,503	2,054,202	—	—
	3/30/2023(12)	66,588	288,550	6.62	3/29/2033	—	—	—	—
	3/30/2023(13)	—	—	—	—	488,510	4,469,866	—	—
Siddhartha Sankaran	3/13/2019(14)	799,169	62,496	9.51	3/12/2029	—	—	—	—
Alessandrea Quane	12/6/2020(7)	625,001	208,332	15.93	12/5/2030	—	—	—	—
	12/6/2020(8)	—	—	—	—	125,000	1,143,750	—	—
	8/31/2021(9)	148,055	115,155	15.59	8/30/2031	—	—	—	—
	8/31/2021(10)	—	—	—	—	49,110	449,356	—	—
	8/31/2021(11)	—	—	—	—	224,503	2,054,202	—	—
	3/30/2023(12)	60,921	263,993	6.62	3/29/2033	—	—	—	—
	3/30/2023(13)	—	—	—	—	446,935	4,089,455	—	—
Ranmali Bopitiya	12/31/2021(11)	—	—	—	—	108,932	996,727	—	—
	12/31/2021(15)	—	—	—	—	183,824	1,681,989	—	—
	3/30/2023(12)	29,145	126,295	6.62	3/29/2033	—	—	—	—
	3/30/2023(13)	—	—	—	—	213,816	1,956,416	—	—
1.	Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our common stock on
December 29, 2023 (i.e., the last trading day of our last completed fiscal year), which was $9.15.
2.	These options are fully vested and are exercisable for shares of Class A common stock.
Oscar Health, Inc.	50	2024 Proxy Statement

3.	The option vests in equal monthly installments through October 1, 2024, subject to continued service.
4.
The restricted stock units vest in three equal annual installments beginning on April 3, 2024, subject to continued employment or service as the Chief Executive Officer or as a member of the Board of Directors through the applicable vesting date.

5.
The performance restricted stock units are earned upon the achievement of the price-per-share goals set forth below over the period from April 3, 2023 through April 3, 2026. To the extent the award is earned, it will vest on April 3, 2026, subject to continued employment or service as the Chief Executive Officer.

Price per Share Goal*	Number of Earned PSUs
$11.00	2,866,667
$16.00	2,866,667
$39.00	1,720,000
*	based on any 90 consecutive trading-day period.
6.	These options are fully vested and are exercisable for shares of Class B common stock.
7.
25% of the shares subject to this option vested on the one-year anniversary of the vesting commencement date of December 2, 2020, and 1/48th of the shares subject to this option will vest on each subsequent monthly anniversary of the vesting commencement date, subject to the executive’s continued service. In addition, the option is subject to accelerated vesting provisions contained in the executive’s employment agreement.

8.
25% of the RSUs subject to this award will vest on the one-year anniversary of the vesting commencement date of December 5, 2020, and 1/16th of the RSUs will vest on each subsequent quarterly anniversary of the vesting commencement date, subject to the executive’s continued service. In addition, the RSUs are subject to accelerated vesting provisions contained in the executive’s employment agreement.

9.
1/16th of the shares subject to these options vest and become exercisable on each quarterly anniversary of the vesting commencement date of September 1, 2021, subject to the executive’s continued service. In addition, the options are subject to accelerated vesting and exercise provisions contained in the executive’s employment agreement.

10.	1/16th of the RSUs subject to these awards vest on each quarterly anniversary of the vesting commencement date of September 1, 2021, subject to the executive’s continued service.
11.
These PSU awards were earned as of December 31, 2023 based on the achievement of InsuranceCo profitability goals, and will vest on September 1, 2024, subject to the executive’s continued service through the vesting date.

12.
1/16th of the shares subject to these options vest and become exercisable on each quarterly anniversary of the vesting commencement date of June 1, 2023, subject to the executive’s continued service. In addition, the options are subject to accelerated vesting and exercise provisions contained in the executive’s employment agreement.

13.
1/16th of the RSUs subject to these awards vest on each quarterly anniversary of the vesting commencement date of June 1, 2023, subject to the executive’s continued service. In addition, the RSUs are subject to accelerated vesting provisions contained in the executive’s employment agreement.

14.
These options vest and become exercisable as to 1/48th of the underlying shares on the first day of each month from the vesting commencement date of July 1, 2021 through June 1, 2025, subject to Mr. Sankaran’s continued service on the Company’s board of directors. If his service on the board of directors is terminated without cause, the options will accelerate in full.

15.
1/16 of the RSUs subject to this award vest each quarterly anniversary of the vesting commencement date of March 1, 2022, subject to the executive’s continued service. In addition, the RSUs are subject to accelerated vesting provisions contained in the executive’s employment agreement.

Oscar Health, Inc.	51	2024 Proxy Statement

Option Exercises and Stock Vested in Fiscal 2023
The following table sets forth information regarding the exercise of vested stock options and vesting of stock awards by our NEOs during fiscal year 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Mark Bertolini	—	—	—	—
Mario Schlosser	1,023,799	6,446,065	—	—
R. Scott Blackley	—	—	390,796	2,769,798
Alessandrea Quane	—	—	256,201	1,830,903
Ranmali Bopitiya	—	—	131,041	930,431
Siddhartha Sankaran	—	—	683,544	4,349,618
1.	Amounts are calculated by multiplying the number of shares as to which the option was exercised by the market price of the shares on the exercise date, net of the exercise price.
2.	Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.
Potential Payments Upon Termination or Change in Control
Executive Employment Agreements
Under the employment agreements with Mr. Blackley (as amended), Ms. Bopitiya, and Ms. Quane, if the executive’s employment is terminated by us without “cause,” or by the executive for “good reason” (each, as defined in the employment agreement, and referred to herein as a qualifying termination) then the executive will be entitled to receive the following severance payments and benefits:
•
an amount equal to the sum of (a) the executive’s annual base salary (at the highest rate in effect at any time in the six months prior to termination) and (b) the executive’s target annual bonus amount;

•
a lump sum cash payment equal to the pro rata portion of the executive’s target bonus for the year of termination (prorated based on the number of days the executive was employed with the Company in the calendar year of termination);

•	continued healthcare coverage pursuant to COBRA for 12 months after the termination date at the same cost to the executive as if still employed with the Company; and
•
for each of Ms. Bopitiya and Ms. Quane, accelerated vesting of any portion of each outstanding time-vesting equity award then held by the executive that would have vested had the executive’s employment continued for 12 months following such termination or, for all three executives, if the termination date is on or within 12 months following a change in control, accelerated vesting of all outstanding time-vesting equity awards then held by the executive.

The severance payments and benefits described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with the executive’s confidentiality, non-competition and non-solicitation requirements (as described above), and are in addition to any accrued amounts (including, other than upon a termination without good reason or for cause, any prior year’s earned but unpaid annual bonus).
Oscar Health, Inc.	52	2024 Proxy Statement

In addition, upon any termination of Mr. Blackley’s employment other than (a) for cause, (b) without “cause” or for “good reason” on or within 12 months following a change in control, or (c) due to death or disability, we have agreed to enter into a consulting agreement with Mr. Blackley pursuant to which he will provide advisory and/or transition services to the Company for a period of two years on such terms and conditions as the Board may determine, and during which time any equity awards then held by Mr. Blackley will remain outstanding and eligible to vest.
Mr. Bertolini’s Employment Agreement
Under Mr. Bertolini’s employment agreement, Mr. Bertolini will be entitled to receive the following severance payments and benefits upon a termination of his employment by the Company without “cause”, by Mr. Bertolini for “good reason” or by reason of a “non-renewal” of the agreement by the Company, which terms are generally consistent with those provided to our other NEOs:
•	an amount equal to the sum of (a) Mr. Bertolini’s annual base salary and (b) his target annual bonus amount for the year of termination;
•
a lump sum cash payment equal to the pro rata portion of Mr. Bertolini’s target bonus for the year of termination (prorated based on the number of days he was employed with the Company in the calendar year of termination); and

•	continued healthcare coverage pursuant to COBRA for 12 months after the termination date at the same cost to Mr. Bertolini as if still employed with the Company.
All outstanding Company equity-based awards held by Mr. Bertolini on the date of termination will be governed by the terms of the applicable award agreements. The severance payments and benefits described above are subject to Mr. Bertolini’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with his restrictive covenant obligations (e.g., confidentiality, non-competition, non-solicitation and non-disparagement), and are in addition to any accrued amounts (including, other than upon a termination without good reason or for cause, any prior year’s earned but unpaid annual bonus).
Mr. Schlosser’s Employment Agreement
Mr. Schlosser’s 2012 offer letter, pursuant to which he served as our Chief Executive Officer and was in effect for part of 2023, did not contain any severance provisions. In connection with Mr. Schlosser’s employment agreement that became effective on April 3, 2023 and superseded his 2012 offer letter, Mr. Schlosser will be entitled to receive the following severance payments and benefits upon a termination of Mr. Schlosser’s employment by the Company without “cause”, by Mr. Schlosser for “good reason” or by reason of a “non-renewal” of the agreement by the Company, which terms are generally consistent with those provided to our other NEOs:
•	an amount equal to the sum of (a) Mr. Schlosser’s annual base salary (at the highest rate in effect at any time in the six months prior to termination) and (b) his target annual bonus amount;
•
a lump sum cash payment equal to the pro rata portion of Mr. Schlosser’s target bonus for the year of termination (prorated based on the number of days he was employed with the Company in the calendar year of termination); and

•	continued healthcare coverage pursuant to COBRA for 12 months after the termination date at the same cost to Mr. Schlosser as if still employed with the Company.
All outstanding Company equity-based awards held by Mr. Schlosser on the date of termination will be governed by the terms of the applicable award agreements. The severance payments and benefits described above are subject to Mr. Schlosser’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with his restrictive covenant obligations (e.g., confidentiality, non-competition, non-solicitation and non-disparagement), and are in addition to any accrued amounts (including, other than upon a termination without good reason or for cause, any prior year’s earned but unpaid annual bonus).
Oscar Health, Inc.	53	2024 Proxy Statement

In addition, upon any termination of Mr. Schlosser’s employment other than (a) for cause, (b) without “cause” or for “good reason” on or within 12 months following a change in control, or (c) due to death or disability, we have agreed to enter into a consulting agreement with Mr. Schlosser pursuant to which he will provide advisory and/or transition services to the Company through December 31, 2029, on such terms and conditions as the Board may determine, and during which time any equity awards then held by Mr. Schlosser will remain outstanding and eligible to vest.
Non-Founder Performance Awards
With respect to the PSU awards granted to Mr. Blackley and Ms. Quane in August 2021, and to Ms. Bopitiya in December 2021, if the applicable performance target is achieved and the executive experiences a “qualifying termination” (as defined in the executive’s employment agreement) in calendar year 2024, then the awards will vest in full immediately prior to such termination date. If a “change in control” (as defined in the 2021 Plan) had occurred on or prior to December 31, 2023, then the applicable performance target would have been deemed achieved and the awards would have converted into time-vesting awards. In addition, the awards will vest in full in the event the executive experiences a qualifying termination on or within 12 months following a change in control.
Bertolini Sign-On Awards
With respect to Mr. Bertolini’s 2023 RSU award, on a termination of Mr. Bertolini’s service as the Company’s Chief Executive Officer or a member of the Board by the Company without “cause” or by Mr. Bertolini for “good reason”, he will be entitled to an additional 12 months of vesting of the RSU award. If the termination is due to his death or disability, a pro-rated portion of the then-current vesting tranche will vest on an accelerated basis. In the event that Mr. Bertolini remains on our Board following a termination of his employment as the Company’s Chief Executive Officer, Mr. Bertolini will remain eligible to continue vesting in the RSU award.
In any event, if such termination occurs on or within 12 months following a “change in control” of the Company, then the award will vest in full.
With respect to Mr. Bertolini’s 2023 PSU award, upon a change in control, a number of PSUs will become earned PSUs based on the CIC price (and using straight-line interpolation for a CIC price between two price per share goals). If the PSU award is assumed by the acquiror, any earned PSUs will convert into a time-vesting award that, following the change in control, will remain outstanding and eligible to vest on the last day of the performance period, subject to Mr. Bertolini’s continued service as the CEO through such date. If the PSU award is not so assumed, 100% of any earned PSUs will vest as of immediately prior to the change in control.
In addition, on a termination of Mr. Bertolini’s service as the CEO by the Company without “cause”, by Mr. Bertolini for “good reason” or due to his death or disability, then:
(i)
Any earned PSUs that are unvested as of such termination will vest on the termination date (prorated based on the number of days Mr. Bertolini was in service as the CEO during the performance period or, on a termination of service as the CEO by the Company without “cause” or by Mr. Bertolini for “good reason”, during the period commencing on the grant date and ending on the 12-month anniversary of the termination date).

(ii)
An additional number of PSUs will become earned PSUs based on the price per share as of the termination using straight-line interpolation through the $16.00 price per share goal (but not between $16.00 and $39.00), and such earned PSUs will vest on the termination date (prorated based on the number of days Mr. Bertolini was in service as the CEO during the performance period or, on a termination of service as the CEO by the Company without “cause” or by Mr. Bertolini for “good reason”, during the period commencing on the grant date and ending on the 12-month anniversary of the termination date).

Oscar Health, Inc.	54	2024 Proxy Statement

(iii)
In addition, if, following such termination, Mr. Bertolini remains as a member of the Board, then any PSUs that are not earned PSUs as of the date of such termination will remain outstanding and eligible to become earned PSUs and vest, on a pro-rated basis, based on the achievement of price per share goals during the remainder of the performance period (or, if sooner, through the earlier to occur of (i) a change in control and (ii) Mr. Bertolini’s termination of service as a member of the Board). The number of earned PSUs that vest will be prorated based on the number of days Mr. Bertolini was in service as the CEO during the performance period or, on a termination of service as the CEO by the Company without “cause” or by Mr. Bertolini for “good reason”, during the period commencing on the grant date and ending on the 12-month anniversary of the termination date.

(iv)	If such termination occurs on or after a change in control, then all then-outstanding earned PSUs will vest in full as of the date of termination.
The accelerated vesting provisions described above regarding Mr. Bertolini’s RSU award and PSU award are subject to Mr. Bertolini’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary confidentiality, non-competition and non-solicitation requirements.
Estimated Potential Payments
The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of service or a change in control, in any case, occurring on December 31, 2023. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the NEO during his or her employment that are available to all salaried employees, such as accrued vacation.
Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($)(1)	Termination Without Cause or for Good Reason /Cause in Connection with a Change in Control ($)	Death/Disability ($)
Mark Bertolini	Cash(2)	915,000	—	915,000	—
	Equity Acceleration(3)(4)	8,743,328	—	26,229,993	6,497,774
	Continued Health Care(5)	—	—	—	—
	Total(6)	9,658,328	—	27,144,993	—
Mario Schlosser	Cash(2)	960,000	—	—	—
	Equity Acceleration(3)	—	—	—	—
	Continued Health Care(5)	31,700	—	31,700	—
	Total(6)	991,700	—	31,700	—
R. Scott Blackley	Cash(2)	960,000	—	960,000	—
	Equity Acceleration(3)	—	—	9,990,956	—
	Continued Health Care(6)	31,700	—	31,700	—
	Total(6)	991,700	—	10,982,656	—
Oscar Health, Inc.	55	2024 Proxy Statement

Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($)(1)	Termination Without Cause or for Good Reason /Cause in Connection with a Change in Control ($)	Death/Disability ($)
Alessandrea Quane	Cash(2)	960,000	—	960,000	—
	Equity Acceleration(3)	2,864,313	—	8,404,666	—
	Continued Health Care(5)	31,700	—	31,700	—
	Total(6)	3,856,013	—	9,396,366	—
Ranmali Bopitiya	Cash(2)	960,000	—	960,000	—
	Equity Acceleration(3)	1,447,831	—	4,954,660	—
	Continued Health Care(5)	31,700	—	31,700	—
	Total(6)	2,439,531	—	5,946,360	—
1.	Assumes awards are assumed or substituted in connection with the change in control.
2.	Cash termination payments to our NEOs will be paid in substantially equal installments over the 12-month period following the applicable NEO’s date of termination.
3.
With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $9.15, the closing trading price of our common stock on December 29, 2023 (i.e., the last trading day of our last completed fiscal year) and (ii) subtracting the exercise price for the options. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $9.15, the closing trading price of our common stock on December 29, 2023 (i.e., the last trading day of our last completed fiscal year).

4.	Mr. Bertolini’s 2023 PSU awards vest upon the achievement of the price-per-share goals based on any 90 consecutive trading-day period. None of the PSUs were earned as of December 31, 2023.
5.	Continued healthcare will be provided each month over the one-year period following the applicable NEO’s date of termination.
6.
Amounts shown represent the maximum potential payment the NEO would have received as of December 31, 2023. Amounts of any reduction pursuant to the 280G best pay provision, if any, would be calculated upon actual termination of employment.

Termination Payments to Mr. Sankaran
Mr. Sankaran served as our Interim Chief Financial Officer until September 1, 2023. He continues to serve as a member of the Board of Directors. Mr. Sankaran did not receive any payments or benefits in connection with his termination of employment as our Interim Chief Financial Officer, although some of his stock options continue to vest pursuant to their terms while he remains a member of the Board.
Oscar Health, Inc.	56	2024 Proxy Statement

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing pay ratio information about the relationship of the annual total compensation of our employees and the annual total compensation of Mark Bertolini, our Chief Executive Officer as of December 31, 2023. For 2023, our last completed fiscal year:
•	The median of the annual total compensation of all employees of our company (other than Mr. Bertolini), was $98,350; and
•	The annual total compensation of Mr. Bertolini was $44,748,864, inclusive of three years’ worth of equity awards covering 2023, 2024 and 2025.
Based on this information, for 2023 the ratio of the annual total compensation of Mr. Bertolini to the median of the annual total compensation of all employees was 455 to 1.
Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure
In determining the pay ratio calculation, we used the methodology, assumptions and estimates set forth below in determining the median employee:
1.	We selected December 31, 2023, which is within the last three months of 2023, as the date upon which we would identify the median employee.
2.	We determined that, as of December 31, 2023, our employee population consisted of approximately 2,400 individuals.
3.
For purposes of measuring the compensation of our employee population, we selected total cash compensation, which includes base salary, hourly pay, overtime, bonuses and commissions, as reported on our payroll records. We measured total cash compensation of the employees included in the calculation over the 12-month period ended December 31, 2023.

4.
We gathered our total cash compensation information for the 12-month period ended December 31, 2023 from payroll records of each of our business units and applied this compensation measure consistently to all of our employees included in the calculation. We annualized the total cash compensation of permanent employees hired during the year. We did not make any other annualizing adjustments, and we did not make any cost-of-living adjustments in identifying the median employee.

5.
Once we identified the median employee, we identified and calculated the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $98,350.

6.
With respect to the annual total compensation of Mr. Bertolini, we used the amount reported in the “Total” column of our Summary Compensation Table included elsewhere in this document, as adjusted in order to annualize Mr. Bertolini’s base salary and bonus for 2023.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above.
Oscar Health, Inc.	57	2024 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information regarding executive pay and performance. The table below shows pay both as reported in the Summary Compensation Table (“Summary Compensation Table Total Pay”) for the applicable fiscal year and as “compensation actually paid” (or “CAP”) for our principal executive officer (“CEO”) and as an average of all of our other named executive officers (“Non-CEO NEOs”) for the applicable fiscal year. Both Summary Compensation Table Total Pay and CAP are calculated in accordance with the requirements of Regulation S-K and may differ substantially from the manner in which the Talent and Compensation Committee makes decisions regarding executive pay. For discussion of the Talent and Compensation Committee’s decisions regarding the pay of our named executive officers, see the CD&A.
							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Current CEO(1)(2)	Compensation Actually Paid to Current CEO(1)(3)	Summary Compensation Table Total for Former CEO(1)(2)	Compensation Actually Paid to Former CEO(1)(3)	Average Summary Compensation Table Total for Non-CEO NEOs(1)(2)	Average Compensation Actually Paid to Non-CEO NEOs(1)(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Net Income (thousands)(5)	Adjusted EBITDA (thousands)(6)
2023	$44,538,114	$66,452,986	$854,000	$860,490	$3,784,404	$8,899,974	$26.29	$123.25	($270,594)	($45,238)
2022	$0	$0	$652,405	($1,019,097)	$1,090,898	($1,696,174)	$7.07	$136.76	($609,552)	($462,255)
2021	$0	$0	$60,814,546	($8,865,630)	$10,885,903	($4,147,460)	$22.56	$128.42	($571,426)	($429,826)
1.	CEO and NEOs included in these columns reflect the following:
Year	CEO	Non-CEO NEOs
2023	Current CEO: Mark Bertolini Former CEO: Mario Schlosser	R. Scott Blackley, Ranmali Bopitiya, Alessandrea Quane, Siddhartha Sankaran
2022	Mario Schlosser	Siddhartha Sankaran, R. Scott Blackley, Ranmali Bopitiya, Alessandrea Quane, Dennis Weaver
2021	Mario Schlosser	R. Scott Blackley, Siddhartha Sankaran, Alessandrea Quane, Meghan Joyce, Joshua Kushner
2.
Amounts reflect Summary Compensation Table Total Pay for our CEO and NEOs for each corresponding year. In 2021, these amounts include the grant date fair value of the Founders Awards granted to Mr. Schlosser and Mr. Kushner in connection with our initial public offering. As discussed in our CD&A, these awards were voluntarily canceled and terminated on March 28, 2023.

Oscar Health, Inc.	58	2024 Proxy Statement

3.
The following table details the adjustment to the Summary Compensation Table Total Pay for our CEO, as well as the average for our other NEOs, to determine “compensation actually paid,” as computed in accordance with Item 402(v). No other adjustments are required to be made in accordance with SEC rules. Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

	Current CEO	Former CEO	Average of NEOs
Year in Table:	2023	2023	2023
Total Compensation as reported in the Summary Compensation Table (“SCT”)	$44,538,114	$854,000	$3,784,404
Less: Grant-Date Fair Value of Equity Awards as reported in SCT(a)	$43,905,864	$0	$3,147,204
Add: Year-End Fair Value of Equity Awards Granted in the Year(b)	$65,291,198	$0	$3,648,566
Add: Change in Fair Value of Outstanding and Unvested Equity Awards(b)	$310,008	$0	$2,589,354
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year(b)	$0	$0	$660,587
Add: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year(b)	$219,530	$17,572	$1,504,394
Add: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$0	($11,082)	($140,127)
Add: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$0	$0	$0
Compensation Actually Paid	$66,452,986	$860,490	$8,899,974
a.	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
b.
The fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant in accordance with ASC Topic 718. For stock options, the grant-date fair values were estimated using Black-Scholes. Subsequent valuations at the end of each fiscal year and as of each vest date are performed using a lattice model, as the latter provides a better estimate of options that are no longer at-the-money. The term used to estimate the option fair values under the lattice model in 2023 ranged between 5.2 years to 9.8 years. For market-based restricted stock units, fair values were estimated using a Monte Carlo simulation model, using assumptions that are consistent with those used at grant. For other performance-based awards, the fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. See “Stock Compensation Plans” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the corresponding fiscal year, where we explain assumptions made in valuing equity awards at grant.

4.
The amounts reflect the cumulative total shareholder return (TSR) of our common stock and a group of 11 peers selected by the Company (the “Peer Group”). The Peer Group is composed of Centene Corporation, Molina Healthcare, Inc., CVS Health Corporation, Cigna Group, Elevance Health, Inc., Agilon Health Inc., Alignment Healthcare, Inc., Evolent Health, Inc., Privia Health Group, Inc., Teladoc, and Accolade, Inc. The Peer Group was chosen based on (i) industry, including managed care and healthcare technology companies, with emphasis on direct competitors and close industry peers, (ii) revenue, and (iii) market capitalization. We selected the Peer Group rather than the Morgan Stanley Digital Health index used for the immediately preceding fiscal year because we believe the Peer Group is a better comparator group for our business. The TSR value listed in each year reflects what the cumulative value of $100 would be if invested on March 3, 2021 (the date of our initial public offering). TSR is calculated on a cumulative basis by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment (if any), and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Historical stock price performance is not necessarily indicative of future stock performance. The Morgan Stanley Digital Health index TSR were $32.80, $38.53, and $68.99 for the years ended December 31, 2023, 2022, and 2021, respectively.

5.	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
6.
While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Adjusted EBITDA is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to NEOs to company performance, for the most recently completed fiscal year. The amount shown in the table is equal to our Adjusted EBITDA as reported in our Annual Report on Form 10-K for the applicable year, which is defined as net loss for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), depreciation and amortization as further adjusted for stock-based compensation, and other non-recurring items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. Management uses Adjusted EBITDA as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations.

Oscar Health, Inc.	59	2024 Proxy Statement

Relationship Between Compensation Actually Paid and Performance Measures*

CAP vs. Total Shareholder Return
Total Shareholder Return (TSR)
$140
$120
$100
$80
$60
$40
$20
$0
($20)
Compensation Actually Paid
$70M
$60M
$50M
$40M
$30M
$20M
$10M
$0M
($10M)
$128.42
$136.76
$123.25
$66.5M
$22.56
$7.07
$26.29
$8.9M
$0.9M
($8.9M)
($4.1M)
($1.0M)
($1.7M)
2021
2022
2023
Compensation Actually Paid (Bertolini)
Compensation Actually Paid (Schlosser)
Avg. Compensation Actually Paid (Non-CEO NEO)
Company TSR
Peer Group TSR

CAP vs. Net Income
$2,000M
$1,500M
$1,000M
$500M
$0M
($500M)
($1,000M)
Net Income
$70M
$53M
$35M
$18M
$0M
($18M)
($35M)
Compensation Actually Paid
$66.5M
$0.9M
$8.9M
($8.9M)
($4.1M)
($1.0M)
($1.7M)
($571M)
($610M)
($271M)
2021
2022
2023
Compensation Actually Paid (Bertolini)
Compensation Actually Paid (Schlosser)
Avg. Compensation Actually Paid (Non-CEO NEO)
Net Income

Oscar Health, Inc.	60	2024 Proxy Statement

*
Note that our CEO’s 2023 values include the grant date fair value (in his SCT Total) and the fair value as of December 31, 2023 (in his CAP) for his April 3, 2023 grant, which was intended to represent the only equity grant he would receive for 2023, 2024, and 2025.

Tabular List of Financial Performance Metrics
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2023:
•	Adjusted EBITDA;
•	InsuranceCo Adjusted EBITDA;
•	InsuranceCo Combined Ratio; and
•	Stock Price Performance.
For additional details regarding our most important financial performance measures, please see our CD&A beginning on page 33 in this Proxy Statement.
Oscar Health, Inc.	61	2024 Proxy Statement

2023 Director Compensation
Director Compensation Program
We maintain a nonemployee director compensation program (the “Director Compensation Program”), which provides for annual retainer fees and long-term equity awards for eligible non-employee directors (“Eligible Directors”).
The Director Compensation Program consists of the following components:
Cash Compensation
Annual Retainer:	$70,000
Annual Chairperson Retainer:	$55,000
Annual Committee Chair Retainer
Audit:	$25,000 (increased to $30,000 effective January 1, 2024)
Talent and Compensation:	$20,000
Nominating and Governance:	$15,000
Annual Committee Member (Non-Chair) Retainer
Audit:	$10,000
Talent and Compensation:	$7,500
Nominating and Governance:	$5,000
Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.
Equity Compensation
•
Annual Grant: An Eligible Director who is serving on the board of directors as of the date of the annual meeting of the Company’s stockholders each calendar year will be granted, on such annual meeting date, an RSU award with a value of approximately $175,000 (each, an “Annual Grant”). Each Annual Grant will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.

•
Initial Grant: Each Eligible Director who is initially elected or appointed to serve on our board of directors will automatically be granted an RSU award with a value equal to the value of the Annual Grant prorated for the portion of the year such Eligible Director is expected to serve (each, an “Initial Grant”). The Initial Grants will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.

In addition, each Initial Grant and Annual Grant will vest in full upon a change in control of our company (as defined in the 2021 Plan).
Compensation under our Director Compensation Program will be subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.
Oscar Health, Inc.	62	2024 Proxy Statement

Director Deferred Compensation Plan
In February 2022, we adopted the Oscar Health, Inc. Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”) pursuant to which our Eligible Directors may elect to defer the cash and equity components of their annual compensation (including both Annual Grants and an Initial Grant) until the earliest to occur of (i) the Eligible Director’s separation from service, (ii) a change in control of Oscar, (iii) the Eligible Director’s death, or (iv) the Eligible Director’s disability.
With respect to 2023, (i) Jeffery Boyd elected to defer 100% of his annual cash retainers and 100% of his RSU awards earned or granted under the Director Compensation Program and (ii) David Plouffe, Elbert Robinson and Laura Lang each elected to defer 100% of their RSU awards earned or granted under the Director Compensation Program.
Vice Chair Compensation
Mr. Kushner is an executive officer and a member of our Board, but is not a named executive officer for 2023 and he does not receive any compensation in his capacity as a director. In addition, as mentioned above, in March 2023 Mr. Kushner canceled and terminated his Founders Award granted to him in connection with our initial public offering.
Director Stock Ownership Guidelines
We maintain stock ownership guidelines (effective April 1, 2024) that apply to our non-employee directors. Under the guidelines, non-employee directors must attain and maintain beneficial ownership of a number of shares of our common stock with a value equal to at least five times the value of the annual cash retainer under the Director Compensation Program, not including committee membership or chairmanship retainers (i.e., $70,000).
Determination of compliance with the guidelines will generally be made as of March 31st of each calendar year. Until a director meets the applicable minimum ownership requirement, such director is subject to a “holding requirement” pursuant to which the director must retain all shares of our common stock held as of the date the director became subject to the guidelines, plus 100% of all net-settled shares received following such date from the vesting, settlement and/or exercise of Company equity awards.
As of the date of this Proxy Statement, all of our non-employee directors have either met the applicable minimum ownership requirement under our stock ownership guidelines or are subject to and in compliance with the holding requirement under such guidelines.
Oscar Health, Inc.	63	2024 Proxy Statement

Director Compensation Table
The following table sets forth compensation paid to or earned by our non-employee directors during the year ended December 31, 2023.
Name(1)	Fees Earned or Paid in 2023 Cash ($)	Stock Awards ($)(2)	Total ($)
Jeffery H. Boyd	—	299,976	299,976
David Plouffe	85,000	174,993	259,993
Elbert O. Robinson, Jr.	84,966	174,993	259,959
Vanessa A. Wittman.	102,500	174,993	277,493
William Gassen III	75,000	174,993	249,993
Laura Lang	90,000	174,993	264,993
Siddhartha Sankaran	—	—	—
1.
Mark Bertolini, our Chief Executive Officer, Mario Schlosser, our President of Technology and Chief Technology Officer, and Mr. Sankaran, our former Interim Chief Financial Officer, did not receive any compensation for their services as members of our board in 2023; the compensation paid to Messrs. Bertolini, Schlosser, and Sankaran for the services they provided to our Company during 2023 is reflected in the section titled, “Executive Compensation Tables—Summary Compensation Table.” Joshua Kushner, our Vice Chair, is an executive officer (who is not a named executive officer) of the Company and also did not receive any compensation for his service as a member of our board in 2023.

2.
Amounts reflect the full grant-date fair value of RSU awards and Deferred Stock Unit (DSU) awards granted during 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSU awards and DSU awards made to our directors in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2023 by each non-employee director.
Name	Option Awards Outstanding at 2023 Fiscal Year End (#)	Unvested Stock Awards Outstanding at 2023 Fiscal Year End (#)
Jeffery H. Boyd	693,693	19,751
David Plouffe	—	23,918
Elbert O. Robinson, Jr.	—	23,918
Vanessa A. Wittman	—	23,918
Siddhartha Sankaran	861,665	—
William Gassen III	—	19,751
Laura Lang	—	19,751
Oscar Health, Inc.	64	2024 Proxy Statement

Compensation Risk Assessment
We have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Together with our management, we have also evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.
The Talent and Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.
Oscar Health, Inc.	65	2024 Proxy Statement

Equity Compensation Plan Information
The following table provides information as of December 31, 2023, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	45,837,317(1)	$10.18	14,708,089(3)
Equity compensation plans not approved by security holders	11,567,936(4)	$6.36	5,815,343(5)
Totals	57,405,253	$10.18	20,523,432
1.
Includes shares subject to outstanding awards granted under our 2021 Plan and 2012 Plan as of December 31, 2023, of which 26,371,446 shares are subject to outstanding options, 1,851,269 shares are subject to outstanding PSUs and 17,614,602 shares are subject to outstanding RSUs. As of December 31, 2023, no rights to purchase our common stock had been granted under the ESPP.

2.
The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding PSUs and/or RSUs, which have no exercise price.

3.
Includes 6,325,153 shares available for future issuance under our 2021 Plan and 8,382,936 shares available for future issuance under our ESPP. No additional awards will be granted under the 2012 Plan and, as a result, no shares remain available for issuance for new awards under the 2012 Plan.

The number of shares available for issuance under the 2021 Plan will be annually increased on January 1 of each calendar year (beginning in 2022 and ending in 2031) by an amount equal to the lesser of (i) a number of shares of Class A common stock and Class B common stock such that the aggregate number of shares available for grant under the 2021 Plan immediately following such increase shall equal 5% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year, or (ii) such smaller number of shares as is determined by our Board.

The number of shares available for issuance under the ESPP will be annually increased on January 1 of each calendar year (beginning in 2022 and ending in 2031) by an amount equal to the lesser of (i) 1% of the aggregate number of shares of Class A common stock and Class B common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by our Board.

4.
Includes (i) 11,561,270 shares subject to outstanding awards granted under our 2022 Employment Inducement Award Plan as of December 31, 2023 and (ii) 6,666 shares subject to one stock option granted prior to our initial public offering pursuant to individual award agreements not approved by stockholders. The outstanding options were granted to advisors to the Company, are fully vested, have an exercise price of $6.36 per share and will expire no later than December 1, 2025.

5.	Includes shares available for issuance under our 2022 Employment Inducement Award Plan as of December 31, 2023.
2022 Employment Inducement Incentive Award Plan
On April 8, 2022, our Board adopted the 2022 Employment Inducement Incentive Award Plan (the “Inducement Plan”), which was amended on March 28, 2023, in order to add additional shares to the plan. Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan is not required as a condition of the effectiveness of the Inducement Plan. A description of the principal features of the Inducement Plan is set forth below.
Eligibility and Administration
Only certain prospective employees of the Company and its subsidiaries are eligible to participate in the Inducement Plan. The Inducement Plan is administered by our Talent and Compensation Committee. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of the
Oscar Health, Inc.	66	2024 Proxy Statement

Inducement Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Inducement Plan, including any vesting and vesting acceleration conditions. Awards must be approved by the Talent and Compensation Committee or a majority of our independent directors and the authority to grant awards under the Inducement Plan may not be delegated.
Limitation on Awards and Shares Available
The maximum number of shares of common stock authorized for issuance under the Inducement Plan is 18,320,000 shares (the “Inducement Plan Share Limit”).
If an award under the Inducement Plan expires, lapses, or is terminated, exchanged for or settled for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Inducement Plan. Further, shares delivered to us to satisfy the applicable exercise or purchase price of an award under the Inducement Plan and/or to satisfy any applicable tax withholding obligations (including shares retained by us from the award under the Inducement Plan being exercised or purchased, and/or creating the tax obligation) will become or again be available for award grants under the Inducement Plan. The payment of dividend equivalents in cash in conjunction with any awards under the Inducement Plan will not reduce the shares available for grant under the Inducement Plan. However, the following shares may not be used again for grant under the Inducement Plan: (i) shares subject to stock appreciation rights, or SARs, that are not issued in connection with the stock settlement of the SAR on exercise, and (ii) shares purchased on the open market with the cash proceeds from the exercise of options.
Awards
The Inducement Plan provides for the grant of non-qualified stock options, restricted stock, dividend equivalents, RSUs, performance shares, other incentive awards, SARs, and cash awards. Certain awards under the Inducement Plan may provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Inducement Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.
•
Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The term of a stock option may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

•
SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance, and/or other conditions.

•
Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met, and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares.

Oscar Health, Inc.	67	2024 Proxy Statement

Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals, and/or such other conditions as the plan administrator may determine.
•
Other Stock or Cash-Based Awards. Other stock or cash-based awards of cash, fully vested shares of our common stock, and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock may be granted under the Inducement Plan. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees, or other cash compensation otherwise payable to any individual who is eligible to receive awards.

•
Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed, or expires, as determined by the plan administrator.

Performance Awards
Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include but are not limited to: (1) net earnings (either before or after one or more of the following: (a) interest, (b) taxes, (c) depreciation, (d) amortization and (e) non-cash equity-based compensation expense); (2) gross or net sales or revenue; (3) net income (either before or after taxes); (4) adjusted net income; (5) operating earnings or profit; (6) cash flow (including, but not limited to, operating cash flow, and free cash flow); (7) return on assets; (8) return on capital; (9) return on stockholders’ equity; (10) total stockholder return; (11) return on sales; (12) gross or net profit or operating margin; (13) costs; (14) funds from operations; (15) expenses; (16) working capital; (17) earnings per share; (18) adjusted earnings per share; (19) price per share of common stock; (20) regulatory achievements or compliance; (21) implementation or completion of critical projects; (22) market share; (23) economic value; (24) debt levels or reduction; (25) sales-related goals; (26) comparisons with other stock market indices; (27) operating efficiency; (28) employee satisfaction; (29) financing and other capital raising transactions; (30) recruiting and maintaining personnel; and (31) year-end cash, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group, or to market performance indicators or indices.
Certain Transactions
The plan administrator has broad discretion to take action under the Inducement Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits, and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Inducement Plan and outstanding awards. In the event of a change in control of our company (as defined in the Inducement Plan), to the extent that the surviving entity declines to continue, convert, assume, or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change of control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.
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Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments
The plan administrator may modify award terms, establish subplans, and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Inducement Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. With regard to tax withholding, exercise price, and purchase price obligations arising in connection with awards under the Inducement Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order,” or such other consideration as it deems suitable.
Stockholder Approval; Plan Amendment and Termination
Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan was not required as a condition of the effectiveness of the Inducement Plan. Our Talent and Compensation Committee may amend or terminate the Inducement Plan at any time. Stockholder approval is not required for any amendment that “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash, or another award when the option or SAR price per share exceeds the fair market value of the underlying shares.
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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 10, 2024, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 201,466,384 shares of Class A common stock and 35,514,201 shares of Class B common stock outstanding as of April 10, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A common stock and shares of Class B common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 10, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is 75 Varick Street, 5th Floor, New York, New York 10013. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise.
	Class A Common Stock(1)		Class B Common Stock(1)		Class A Common Stock Beneficially Owned	Combined Voting Power
	(#)	(%)	(#)	(%)	(%)(1)(2)	(%)(1)(3)
5% Or Greater Holders
Entities Affiliated with Thrive Capital Management, LLC(4)	8,961,244	4.4%	32,859,064	92.5%	17.5%	72.7%
Entities Affiliates with BlackRock, Inc.(5)	14,351,597	7.1%	—	*	7.1%	1.6%
Entities Affiliated with The Vanguard Group, Inc.(6)	14,244,912	7.1%	—	*	7.1%	1.6%
Entities Affiliated with Dragoneer Investment Group, LLC(7)	12,725,999	6.3%	—	*	6.3%	1.4%
Entities Affiliated with Deerfield Partners, L.P.(8)	11,246,820	5.6%	—	*	5.6%	1.2%
Named Executive Officers and Directors
Mark T. Bertolini(9)	3,306,008	1.6%	—	*	1.6%	*
Joshua Kushner(4)	8,961,244	4.4%	32,859,064	92.5%	17.5%	72.7%
Mario Schlosser(10)	57,317	*	8,179,878	19.9%	3.9%	16.0%
R. Scott Blackley(11)	1,896,999	*	—	*	*	*
Ranmali Bopitiya(12)	203,578	*	—	*	*	*
Alessandrea Quane(13)	1,382,662	*	—	*	*	*
Jeffery H. Boyd(14)	743,693	*	—	*	*	*
William Gassen III(15)	51,257	*	—	*	*	*
Laura Lang	0	*	—	*	*	*
David Plouffe(16)	50,000	*	—	*	*	*
Elbert O. Robinson, Jr.(17)	50,000	*	—	*	*	*
Siddhartha Sankaran(18)	1,657,351	*	—	*	*	*
Vanessa Wittman(19)	105,538	*	—	*	*	*
All Executive Officers and Directors as a Group (13 persons)(20)	18,465,647	8.7%	41,038,942	100%	23.6%	81.3%
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*	Less than one percent.
1.
Beneficial ownership totals do not include shares of the Company’s common stock underlying equity awards that vest more than 60 days after April 10, 2024 or certain awards for which our directors and executive officers have irrevocably elected to defer settlement pursuant to the terms of the award.

2.
Percentage of Class A common stock beneficially owned by an individual or entity includes shares of Class B common stock, which are convertible to shares of Class A common stock, and shares of Class A common stock and Class B common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 10, 2024, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

3.
Percentage of combined voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, voting together as a single class. Each holder of Class A common stock is entitled to one vote per share, and each holder of Class B common stock is entitled to 20 votes per share on all matters submitted to stockholders for their vote or approval. Assumes the conversion of all options, restricted stock units or other rights to acquire shares of Class A common stock and Class B common stock that are beneficially owned as of April 10, 2024.

4.
Based solely on the Schedule 13D/A filed by such stockholders on February 4, 2022. Thrive Capital Partners II, L.P. (“Thrive II”) directly holds and has sole voting and dispositive power over 6,103,319 shares of Class B common stock, Thrive Capital Partners III, L.P. (“Thrive III”) directly holds and has sole voting and dispositive power over 22,391,068 shares of Class B common stock, Claremount TW, L.P. (“Claremount TW”) directly holds and has sole voting and dispositive power over 757,239 shares of Class B common stock, Thrive Capital Partners V, L.P. (“Thrive V”) directly holds and has sole voting and dispositive power over 1,040,704 shares of Class B common stock, Claremount V Associates, L.P. (“Claremount V”) directly holds and has sole voting and dispositive power over 19,239 shares of Class B common stock, Thrive Capital Partners VI Growth, L.P. (“Thrive VI Growth”) directly holds and has sole voting and dispositive power over 2,498,513 shares of Class B common stock, Claremount VI Associates, L.P. (“Claremount VI”) directly holds and has sole voting and dispositive power over 48,982 shares of Class B common stock, Thrive Capital Partners VII Growth, L.P. (“Thrive VII Growth”) directly holds and has sole voting and dispositive power over 4,698,612 shares of Class A common stock and, subject to the terms of conversion applicable to the Company’s 7.25% Convertible Senior Notes due 2031 (the “Convertible Notes” or “Notes”) set forth in the Indenture for the Notes, may be deemed to beneficially own 4,155,911 shares of Class A common stock issuable upon conversion of the outstanding principal of Convertible Notes at the current Conversion Rate (as defined in the Indenture), and Claremount VII Associates, L.P. (“Claremount VII”) (together with Thrive II, Thrive III, Thrive V, Thrive VI Growth, Claremount TW, Claremount V, Claremount VI and Thrive VII Growth, the “Thrive Capital Funds”) directly holds and has sole voting and dispositive power over 56,610 shares of Class A common stock and, subject to the terms of conversion applicable to the Convertible Notes set forth in the Indenture, may be deemed to beneficially own 50,111 shares of Class A common stock issuable upon conversion of the outstanding principal of Convertible Notes at the current Conversion Rate (as defined in the Indenture). Thrive Partners II GP, LLC (“Thrive Partners II”), as the general partner of Thrive II, may be deemed to beneficially own the shares directly held by Thrive II. Thrive Partners III GP, LLC (“Thrive Partners III”), as the general partner of Thrive III and Claremount TW, may be deemed to beneficially own the shares directly held by Thrive III and Claremount TW. Thrive Partners V GP, LLC (“Thrive Partners V”), as the general partner of Thrive V and Claremount V, may be deemed to beneficially own the shares directly held by Thrive V and Claremount V. Thrive Partners VI GP, LLC (“Thrive Partners VI”), as the general partner of Thrive VI Growth and Claremount VI, may be deemed to beneficially own the shares directly held by Thrive VI Growth and Claremount VI. Thrive Partners VII Growth GP, LLC (“Thrive Partners VII Growth”), as the general partner of Thrive VII Growth, may be deemed to beneficially own the shares directly held and/or beneficially owned by Thrive VII Growth. Thrive Partners VII GP, LLC (“Thrive Partners VII” and together with Thrive Partners II, Thrive Partners III, Thrive Partners V, Thrive Partners VI and Thrive Partners VII Growth, the “Thrive General Partners”), as the general partner of Claremount VII, may be deemed to beneficially own the shares directly held and/or beneficially owned by Claremount VII. As the sole managing member of each of the Thrive General Partners, Mr. Kushner may be deemed to beneficially own the shares of common stock held and/or beneficially owned by the Thrive Capital Funds. The principal business office address for such stockholders is c/o Thrive Capital, 295 Lafayette Street, 7th Floor, New York, NY 10012.

5.
Based solely on the Schedule 13G/A filed by such stockholder on January 26, 2024. BlackRock, Inc. reported sole voting power over 13,689,217 shares of Class A common stock and sole dispositive power over 14,351,597 shares of Class A common stock. The principal business office address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

6.
Based solely on the Schedule 13G/A filed by such stockholder on February 13, 2024. The Vanguard Group, Inc. (“Vanguard”) reported shared voting power over 126,053 shares of Class A common stock, sole dispositive power over 13,995,515 shares of Class A common stock, and shared dispositive power over 249,397 shares of Class A common stock. Vanguard’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported beneficially owned by Vanguard. The principal business office address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

7.
Based solely on the Schedule 13G filed by such stockholders on February 14, 2024. Marc Stad and Dragoneer Investment Group, LLC (“Dragoneer Investment Group”) reported shared dispositive power and shared voting power over 12,725,999 shares of Class A common stock. Cardinal DIG CC, LLC (“Cardinal Dig CC”) is the managing member of Dragoneer Investment Group, and Marc Stad is the sole member of Cardinal DIG CC. By virtue of these relationships, each of Marc Stad and Dragoneer Investment Group may be deemed to share beneficial ownership of such shares. The principal business address for Marc Stad and Dragoneer Investment Group is One Letterman Dr., Bldg D, Ste M500, San Francisco, CA 94129.

8.
Based solely on the Schedule 13G/A filed by such stockholders on February 12, 2024. Deerfield Partners, L.P. (“Deerfield Partners”), Deerfield Mgmt, L.P. (“Deerfield Mgmt”), Deerfield Management Company, L.P. (“Deerfield Management Company”) and James E. Flynn reported shared dispositive power and shared voting power over 11,246,820 shares of Class A common stock held directly by Deerfield Partners. Deerfield Mgmt is the general partner and Deerfield Management Company is the investment advisor, respectively, of Deerfield Partners. James E. Flynn is the managing partner of Deerfield Management Company. The principal business office address for the foregoing individual and entities is 345 Park Avenue South, 12th Floor, New York, NY 10010.

9.
Consists of (i) 350,453 shares of Class A common stock underlying options to purchase Class A common stock held by Mr. Bertolini that are currently exercisable or would be exercisable within 60 days of April 10, 2024, (ii) 955,555 shares of Class A common stock underlying time-vesting RSUs held by Mr. Bertolini that are scheduled to vest within 60 days of April 10, 2024 and (iii) 2,000,000 shares of Class A common stock held by the Anahata Foundation, of which Mr. Bertolini is a co-trustee.

10.
Consists of: (i) 57,317 shares of Class A common stock held directly; (ii) 1,355,138 shares of Class B common stock held directly; (iii) 333,333 shares of Class B common stock held by Noah Pizzo-Schlosser Dynasty Trust; (iv) 633,333 shares of Class B common stock held by Pizzo-Schlosser Family Dynasty Trust; (v) 333,333 shares of Class B common stock held by Siena Pizzo-Schlosser Dynasty Trust, such trusts, collectively referred to as the Schlosser Trusts; and

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(vi) 5,524,741 shares of Class B common stock underlying options to purchase Class B common stock held by Mr. Schlosser that are currently exercisable or would be exercisable within 60 days of April 10, 2024. All of the shares held by the Schlosser Trusts are subject to a voting agreement and proxy pursuant to which Mr. Schlosser exercises voting authority over the shares. The principal business office address of the Schlosser Trusts is 105 Brandywine Lane, Melville, New York 11747.
11.
Consists of: (i) 614,316 shares of Class A common stock held directly; (ii) 1,166,937 shares of Class A common stock underlying options to purchase Class A common stock held by Mr. Blackley that are currently exercisable or would be exercisable within 60 days of April 10, 2024; and (iii) 115,746 shares of Class A common stock underlying time-vesting RSUs held by Mr. Blackley that are scheduled to vest within 60 days of April 10, 2024.

12.
Consists of: (i) 113,264 shares of Class A common stock held directly; (ii) 48,575 shares of Class A common stock underlying options to purchase Class A common stock held by Ms. Bopitiya that are currently exercisable or would be exercisable within 60 days of April 10, 2024; and (iii) 41,739 shares of Class A common stock underlying time-vesting RSUs held by Ms. Bopitiya that are scheduled to vest within 60 days of April 10, 2024.

13.
Consists of: (i) 212,850 shares of Class A common stock held directly; (ii) 76,857 shares of Class A common stock held indirectly by Alessandrea C Quane 2024 GRAT; (iii) 1,011,658 shares of Class A common stock underlying options to purchase Class A common stock held by Ms. Quane that are currently exercisable or would be exercisable within 60 days of April 10, 2024; and (iv) 81,297 shares of Class A common stock underlying time-vesting RSUs held by Ms. Quane that are scheduled to vest within 60 days of April 10, 2024.

14.
Consists of: (i) 50,000 shares of Class A common stock held directly and (ii) 693,693 shares of Class A common stock underlying options to purchase Class A common stock held by Mr. Boyd that are currently exercisable or would be exercisable within 60 days of April 10, 2024.

15.
Consists of: (i) 31,506 shares of Class A common stock held directly; and (ii) 19,751 shares of Class A common stock underlying time-vesting RSUs held by Mr. Gassen that are scheduled to vest within 60 days of April 10, 2024.

16	Consists of 50,000 shares of Class A common stock held directly by Mr. Plouffe.
17.	Consists of 50,000 shares of Class A common stock held directly Mr. Robinson.
18.
Consists of: (i) 295,687 shares of Class A common stock held directly; (ii) 499,999 shares of Class A common stock held by Victoria Family LLC; (iii) 861,665 shares of Class A common stock underlying options to purchase Class A common stock held by Mr. Sankaran that are currently exercisable or would be exercisable within 60 days of April 10, 2024. Victoria Family LLC is wholly-owned by the fiduciaries of The Victoria 2020 Trust. As the Investment Adviser to The Victoria 2020 Trust, Mr. Sankaran may be deemed to have shared voting and investment control over the shares held by Victoria Family LLC.

19.
Consists of: (i) 85,787 shares of Class A common stock held directly; and (ii) 19,751 shares of Class A common stock underlying time-vesting RSUs held by Ms. Wittman that are scheduled to vest within 60 days of April 10, 2024.

20.
Consists of: (i) 8,892,805 shares of Class A common stock; (ii) 4,206,022 shares of Class A common stock issuable upon conversion of the outstanding principal of Convertible Notes at the current Conversion Rate (as defined in the Indenture); (iii) 5,366,820 shares of Class A common stock in the aggregate underlying (a) options to purchase Class A common stock that are currently exercisable or would be exercisable within 60 days of April 10, 2024 or (b) time-vesting RSUs that are scheduled to vest within 60 days of April 10, 2024; (iv) 35,514,201 shares of Class B common stock; and (v) 5,524,741 shares of Class B common stock underlying options to purchase Class B common stock that are currently exercisable or would be exercisable within 60 days of April 10, 2024.

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Certain Relationships and Related Person Transactions
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our legal department is required to present to the Audit Committee all relevant known facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interest of the Company and its stockholders, and the extent of the related person’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related person transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2023, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”
+O Transaction with Sanford Health
On October 2, 2023, we entered into a services agreement with an affiliate of Sanford Health to provide campaign builder and related services to Sanford Health Plan. William Gassen III, a current member of our Board of Directors, is the Chief Executive Officer of Sanford Health. In fiscal year 2023 and through the date of this filing, we billed Sanford Health approximately $907,000 under this agreement. Our Audit Committee reviewed the proposed transaction according to the policies and procedures described above, deemed the transaction to be based on arm's length terms, and pre-approved the transaction. Mr. Gassen did not participate in the negotiations.
Issuance and Sale of 7.25% Convertible Senior Notes due 2031
On January 27, 2022, we entered into an investment agreement (the “Investment Agreement”) with, among others, entities affiliated with Thrive Capital. Pursuant to the Investment Agreement, on February 3, 2022, entities affiliated with Thrive Capital agreed to purchase $35 million of our 7.25% Convertible Senior Notes due 2031 (the “Notes”). In addition, pursuant to the Investment Agreement, we amended our then existing Investors’ Rights Agreement to provide that the Notes and shares of Class A common stock issued or issuable upon conversion of any Notes held by entities affiliated with Thrive Capital will be subject to the
Oscar Health, Inc.	73	2024 Proxy Statement

registration rights contained in the Investors’ Rights Agreement. For additional information about the Notes, see our Current Report on Form 8-K, filed with the SEC on January 28, 2022. Joshua Kushner, a member of our Board and our Vice Chair, is the Founder and Chief Executive Officer of Thrive Capital. Thrive Capital, through affiliated entities, is a beneficial holder of more than 5% of our capital stock.
Amended and Restated Investors’ Rights Agreement
We are party to a Thirteenth Amended and Restated Investors’ Rights Agreement (the “IRA”), dated May 3, 2022, with certain holders of our capital stock, including entities affiliated with Alphabet Holdings LLC, Formation8, Founders Fund, Fidelity, General Catalyst Group, Khosla Ventures, and Thrive Capital, some of which are beneficial holders of more than 5% of our capital stock or are entities with which certain of our directors are affiliated. Mario Schlosser, our Co-Founder and President of Technology, is also party to the IRA. Under the IRA, Thrive Capital currently has the right to demand that we file a registration statement or request that its shares of our capital stock be covered by a registration statement that we are otherwise filing. The IRA also imposes certain affirmative obligations on us. For more information on the IRA, please see Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Alphabet Agreements
We have entered into various technology service agreements with affiliates of Alphabet Holdings LLC, who was a beneficial holder of more than 5% of our capital stock during 2023, pursuant to which such affiliates have agreed to provide us with technology infrastructure and enterprise services. For the year ended December 31, 2023, we incurred an aggregate of $6.0 million in expenditures under these agreements.
Director and Officer Indemnification and Insurance
Our Amended and Restated Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, we entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance.
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Stockholders’ Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 75 Varick Street, 5th Floor, New York, New York 10013 in writing not later than December 26, 2024.
Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than February 6, 2025 and no later than March 8, 2025. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 6, 2025, then our Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2025 Annual Meeting of Stockholders or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
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Other Matters
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.
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Oscar’s Annual Report on Form 10-K
A copy of Oscar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 10, 2024 without charge upon written request addressed to:
Oscar Health, Inc.
Attention: Secretary
75 Varick Street, 5th Floor
New York, New York 10013
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 at ir.hioscar.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Melissa Curtin
Senior Vice President, Deputy General Counsel and Corporate Secretary
New York, New York
April 25, 2024
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Appendix A
Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our business and financial prospects, including our expectations with respect to profitability, our Board leadership structure and its risk oversight practices; our corporate responsibility initiatives, including with respect to diversity, equity and inclusion, and our compensation programs. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.
Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively; our ability to retain and expand our member base; heightened competition in the markets in which we participate; our ability to accurately estimate our incurred medical expenses or effectively manage our medical costs or related administrative costs; our ability to achieve or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”) and any regulations enacted thereunder; our ability to comply with ongoing regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the health insurance markets in the United States, including passage and implementation of a law to create a single-payer or government-run health insurance program; our, or any of our vendor’s, ability to comply with laws, regulations, and standards related to the handling of information about individuals or applicable consumer protection laws, including as a result of our participation in government-sponsored programs, such as Medicare; our ability to arrange for the delivery of quality care and maintain good relations with the physicians, hospitals, and other providers within and outside our provider networks; unanticipated results of, or changes to, risk adjustment programs; our ability to utilize quota share reinsurance to reduce our capital and surplus requirements and protect against downside risk on medical claims; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; our ability to attract and retain qualified personnel; incurrence of data security breaches of our and our partners’ information and technology systems; our ability to detect and prevent material weaknesses or significant control deficiencies in our internal controls over financial reporting or other failure to maintain an effective system of internal controls; adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC, and our other filings with the SEC.
You are cautioned not to place undue reliance on any forward-looking statements made in this Proxy Statement. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.
Oscar Health, Inc.	78	2024 Proxy Statement

Key Operating and Non-GAAP Financial Metrics
We regularly review a number of metrics, including the following key operating and non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.
Members
Members are defined as any individual covered by a health plan that we offer directly or through a co-branded arrangement. We view the number of members enrolled in our health plans as an important metric to help evaluate and estimate revenue and market share. Additionally, the more members we enroll, the more data we have, which allows us to improve the functionality of our platform.
Direct and Assumed Policy Premiums
Direct policy premiums are defined as the premiums collected from our members or from the federal government during the period indicated, before risk adjustment and reinsurance. These premiums include APTC, or premium subsidies, which are available to individuals and families with certain annual incomes.
Assumed policy premiums are premiums we receive primarily as part of our reinsurance arrangement under our Cigna+Oscar Small Group plan offering, and are presented here net of risk adjustment.
We believe Direct and Assumed Policy Premiums is an important metric to assess the growth of our individual and small group plan offerings going forward. Management also views Direct and Assumed Policy Premiums as a key operating metric because Direct and Assumed Policy Premiums are a key input in the calculation of our MLR, InsuranceCo Administrative Expense Ratio, InsuranceCo Combined Ratio and Adjusted Administrative Expense Ratio.
Oscar Health, Inc.	79	2024 Proxy Statement

Medical Loss Ratio
Medical Loss Ratio is calculated as set forth in the table below. Direct claims incurred before ceded reinsurance are medical claims, the total medical expenses incurred in order for members to utilize healthcare services, less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Direct claims incurred before ceded reinsurance also include risk sharing arrangements with certain of our providers. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to net premiums before ceded quota share reinsurance. MLRs in our existing products are subject to various federal and state minimum requirements.
	Year Ended December 31,
(in thousands, except percentages)	2023	2022
Direct claims incurred before ceded reinsurance	$4,459,702	$4,428,000
Assumed reinsurance claims	227,058	143,147
Excess of loss ceded claims(1)	(3,117)	(18,632)
State reinsurance(2)	(43,676)	(30,544)
Net claims before ceded quota share reinsurance(A)	$4,639,967	$4,521,971
Premiums before ceded reinsurance	$5,696,978	$5,334,520
Excess of loss reinsurance premiums(3)	(8,698)	(31,502)
Net premiums before ceded quota share reinsurance(B)	$5,688,280	$5,303,018
Medical Loss Ratio(A divided by B)	81.6%	85.3%
1.
Represents claims ceded to reinsurers pursuant to an excess of loss treaty, for which such reinsurers are financially liable. We use excess of loss reinsurance to limit the losses on individual claims of our members.

2.	Represents payments made by certain state-run reinsurance programs established subject to CMS approval under Section 1332 of the ACA.
3.	Represents excess of loss reinsurance premiums paid.
Oscar Health, Inc.	80	2024 Proxy Statement

InsuranceCo Administrative Expense Ratio
InsuranceCo Administrative Expense Ratio is calculated as set forth in the table below. The ratio reflects the costs associated with running our insurance companies. We believe InsuranceCo Administrative Expense Ratio is useful to evaluate our ability to manage our expenses as a percentage of net premiums before quota share reinsurance. Expenses necessary to run the insurance companies are included in Other insurance costs and Federal and state assessments. These expenses include variable expenses paid to distribution partners and vendors, premium taxes and healthcare exchange fees, employee-related compensation, benefits, marketing costs, and other administrative expenses.
	Year Ended December 31,
(in thousands, except percentages)	2023	2022
Other insurance costs	$824,457	$706,439
Impact of quota share reinsurance(1)	(30,454)	154,741
Stock-based compensation expense	(66,060)	(51,495)
Federal and state assessment of health insurance subsidiaries	289,647	281,049
Health insurance subsidiary adjusted administrative expenses(A)	$1,017,590	$1,090,734
Premiums before ceded reinsurance	$5,696,978	$5,334,520
Excess of loss reinsurance premiums	(8,698)	(31,502)
Net premiums before ceded quota share reinsurance(B)	$5,688,280	$5,303,018
InsuranceCo Administrative Expense Ratio(A divided by B)	17.9%	20.6%
1.	Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(29,451) and $(7,205) for the year ended December 31, 2023 and 2022, respectively.
InsuranceCo Combined Ratio
InsuranceCo Combined Ratio is defined as the sum of MLR and InsuranceCo Administrative Expense Ratio. We believe this ratio best represents the core performance of the insurance business, prior to the impact of quota share and net investment income.
	Year Ended December 31,
	2023	2022
Medical Loss Ratio	81.6%	85.3%
InsuranceCo Administrative Expense Ratio	17.9%	20.6%
InsuranceCo Combined Ratio	99.5%	105.8%
Oscar Health, Inc.	81	2024 Proxy Statement

Adjusted Administrative Expense Ratio
The Adjusted Administrative Expense Ratio is an operating ratio that reflects the Company’s total administrative expenses (“Total Administrative Expenses”), net of non-cash and non-recurring items (as adjusted, “Adjusted Administrative Expenses”), as a percentage of total revenue, excluding the impact of quota share reinsurance premiums less excess of loss reinsurance premiums ceded (“Adjusted Total Revenue”). Total Administrative Expenses are calculated as Total operating expenses, excluding non-administrative insurance-based expenses and the impact of quota share reinsurance. Adjusted Administrative Expenses are Total Administrative Expenses, net of non-cash and non-recurring expense items. We believe Adjusted Administrative Expense Ratio is useful to evaluate our ability to manage our overall administrative expense base. This ratio also provides further clarity into our overall path to profitability.
	Year Ended December 31,
(in thousands, except percentages)	2023	2022
Total Operating Expenses	$6,098,484	$4,553,505
Claims incurred, net	(4,642,024)	(3,280,798)
Premium deficiency reserve (release)	(1,562)	25,033
Impact of quota share reinsurance(1)	(30,454)	154,741
Total Administrative Expenses	$1,424,444	$1,452,481
Stock-based compensation expense	(159,683)	(112,329)
Depreciation and amortization	(30,694)	(15,283)
Adjusted Administrative Expenses(A)	$1,234,067	$1,324,869
Total Revenue	$5,862,869	$3,963,638
Reinsurance premiums ceded	10,909	1,463,403
Excess of loss reinsurance premiums	(8,698)	(31,502)
Adjusted Total Revenue(B)	$5,865,080	$5,395,539
Adjusted Administrative Expense Ratio(A divided by B)	21.0%	24.6%
1.	Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(29,451) and $(7,205) for the year ended December 31, 2023 and 2022, respectively.
Adjusted EBITDA
Adjusted EBITDA is defined as Net loss for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), and depreciation and amortization as further adjusted for stock-based compensation, and other items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.
Oscar Health, Inc.	82	2024 Proxy Statement

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.
Management uses Adjusted EBITDA:
•
as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;

•	for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•	to evaluate the performance and effectiveness of our operational strategies; and
•	to evaluate our capacity to expand our business.
By providing this non-GAAP financial measure, together with a reconciliation to the most comparable U.S. GAAP measure, Net loss, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net loss or other financial statement data presented in our Consolidated Financial Statements as indicators of financial performance.
	Year Ended December 31,
(in thousands)	2023	2022
Net loss	$(270,594)	$(609,552)
Interest expense	24,603	22,623
Other expenses (income)	7,082	(2,415)
Income tax expense (benefit)	3,294	(523)
Depreciation and amortization (“D&A”)	30,694	15,283
Stock-based compensation (“SBC”)(1)	159,683	112,329
Adjusted EBITDA	$(45,238)	$(462,255)
General and administrative expenses (excluding SBC and D&A)	$244,085	$246,735
Administrative services revenue	$(15,442)	(61,047)
Investment income and other revenue (Non-InsuranceCo)	$(14,672)	$(5,711)
InsuranceCo Adjusted EBITDA(2)	$168,733	$(282,278)
1.
Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards. Year ended December 31, 2023 includes a non-recurring charge of $46.3 million related to accelerated stock-based compensation expense recognized as a result of the cancellation of the Founders Awards previously granted to Mario Schlosser and Joshua Kushner.

2.	We believe that InsuranceCo Adjusted EBITDA provides investors with additional insight into the earnings and capital generation potential of the Company’s insurance subsidiaries.
Oscar Health, Inc.	83	2024 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE

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OSCAR HEALTH, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark T. Bertolini
02) Jeffery H. Boyd
03) William Gassen III
04) Joshua Kushner
05) Laura Lang
06) David Plouffe
07) Elbert O. Robinson, Jr.
08) Siddhartha Sankaran
09) Mario Schlosser
10) Vanessa A. Wittman

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof.

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V44367-P08642

OSCAR HEALTH, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 6, 2024

The undersigned stockholder(s) hereby appoint(s) R. Scott Blackley and Ranmali Bopitiya or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock, as applicable, of Oscar Health, Inc., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on Thursday, June 6, 2024, virtually via live webcast at www.virtualshareholdermeeting.com/OSCR2024, and any continuation, adjournment or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any continuation, adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

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